                                                                     EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                             METAL MANAGEMENT, INC.,

                               JOSEPH F. NAPORANO

                                       AND

                             ANDREW J. NAPORANO, JR.




                            DATED AS OF MAY 24, 1998





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



                                TABLE OF CONTENTS



ARTICLE I
                  DEFINITIONS.....................................................................................1
                  1.1          Defined Terms......................................................................1
                  1.2          Interpretation.  ..................................................................9

ARTICLE II
                  PURCHASE AND SALE OF SHARES.....................................................................9
                  2.1          Sale and Purchase..................................................................9
                  2.2          Payment of Purchase Price..........................................................9
                  2.3          ..................................................................................10
                  2.4          Purchase Price Adjustment.........................................................10
                  2.5          Further Action....................................................................12

ARTICLE III
                  ESCROW.........................................................................................12
                  3.1          Escrow Shares.....................................................................12
                  3.2          Escrow Claims.....................................................................13
                  3.3          Release of Escrow.................................................................14

ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES
                  OF THE SELLERS.................................................................................15
                  4.1          Due Organization..................................................................15
                  4.2          Due Authorization.................................................................15
                  4.3          Consents and Approvals; No Conflicts..............................................15
                  4.4          Title to Capital Stock; Capitalization............................................16
                  4.5          Financial Statements..............................................................16
                  4.6          No Undisclosed Liabilities........................................................17
                  4.7          No Adverse Effect or Changes......................................................17
                  4.8          Permits...........................................................................19
                  4.9          Real Property.....................................................................20
                  4.10         Personal Property.................................................................22
                  4.11         Title to Properties...............................................................22
                  4.12         Condition of Assets...............................................................22
                  4.13         [Not Used.].......................................................................22
                  4.14         Intellectual Property.............................................................22
                  4.15         Accounts Receivable and Advances..................................................23
                  4.16         Inventory.........................................................................23
                  4.17         Contracts.........................................................................23
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                  4.18         [Not Used.] ......................................................................25
                  4.19         Litigation........................................................................25
                  4.20         Customers and Suppliers...........................................................26
                  4.21         Environmental Matters.............................................................26
                  4.22         Tax Matters.......................................................................29
                  4.23         Employee Benefit Plans............................................................31
                  4.24         Employment and Labor Matters......................................................33
                  4.25         Insurance.........................................................................34
                  4.26         Brokerage.........................................................................34
                  4.27         Capital Improvements..............................................................34
                  4.28         Computer System...................................................................35
                  4.29         [Not Used.].......................................................................35
                  4.30         No Conflict of Interest...........................................................35
                  4.31         [Not Used.].......................................................................35
                  4.32         Records...........................................................................35
                  4.33         Accuracy of Statements............................................................35
                  4.34         Investment Intent.................................................................35

ARTICLE V
                  REPRESENTATIONS AND WARRANTIES
                  OF MTLM........................................................................................36
                  5.1          Due Organization..................................................................36
                  5.2          Due Authorization.................................................................36
                  5.3          Consents and Approvals of Governmental Agencies
                               and Other Persons.................................................................36
                  5.4          Brokerage.........................................................................36
                  5.5          MTLM Common Stock.................................................................37
                  5.6          SEC Filings.......................................................................37
                  5.7          SEC Filings Correct and Complete..................................................37

ARTICLE VI
                  COVENANTS OF THE SELLERS.......................................................................37
                  6.1          Implementing Agreement............................................................37
                  6.2          Consents and Approvals............................................................38
                  6.3          Conduct of the Companies..........................................................38
                  6.4          Access to Information.............................................................39
                  6.5          Resignation of Officers and Directors.............................................39
                  6.6          Exclusivity.......................................................................40
                  6.7          Interim Financial Statements......................................................40
                  6.8          Trading in MTLM Common Stock......................................................40
                  6.9          Tax Indemnity.....................................................................40
                  6.10         Supplemental Information..........................................................41
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                  6.11         Environmental Expenses............................................................41
                  6.12         [Not Used.].......................................................................43
                  6.13         [Not Used.].......................................................................43
                  6.14         Indemnified Litigation Matters....................................................43
                  6.15         Port Authority Capital Expenditures...............................................43
                  6.16         Pension Withdrawal Liability......................................................44

ARTICLE VII
                  COVENANTS OF MTLM..............................................................................44
                  7.1          Implementing Agreement............................................................44
                  7.2          Consents and Approvals............................................................44
                  7.3          Board Appointment.................................................................44
                  7.4          Guarantee Releases................................................................44
                  7.5          Office of the President...........................................................44
                  7.6          Disclosure to Sellers.............................................................44
                  7.7          Conduct of the Business...........................................................45

ARTICLE VIII
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OFTHE SELLERS...................................................45
                  8.1          Truth of Representations and Warranties...........................................45
                  8.2          Performance of Covenants..........................................................45
                  8.3          No Governmental or Other Proceeding or Litigation.................................45
                  8.4          Necessary Consents................................................................45
                  8.5          Closing Deliveries................................................................46

ARTICLE IX
                  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  MTLM...........................................................................................46
                  9.1          Truth of Representations and Warranties...........................................46
                  9.2          Performance of Covenants..........................................................46
                  9.3          No Governmental or Other Proceeding or Litigation.................................46
                  9.4          Necessary Consents................................................................46
                  9.5          Absence of Material Adverse Change in the Companies...............................46
                  9.6          Audit of Financial Statements.....................................................47
                  9.7          Previous Title Insurance Policies and Surveys.....................................47
                  9.8          Closing Deliveries................................................................47
                  9.9          Updated Title Insurance...........................................................47
                  9.10         Updated Surveys...................................................................47
                  9.11         Estoppel Certificates.............................................................47

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ARTICLE X
                  CLOSING; CLOSING DATE; CLOSING DELIVERIES......................................................47
                  10.1         Time and Place....................................................................47
                  10.2         Closing Deliveries of the Sellers.................................................48
                  10.3         Closing Deliveries of MTLM........................................................49

ARTICLE XI
                  TERMINATION AND ABANDONMENT....................................................................51
                  11.1         Methods of Termination............................................................51
                  11.2         Requirements and Effect of Termination............................................51

ARTICLE XII

         INDEMNIFICATION.........................................................................................51
                  12.1         Survival..........................................................................51
                  12.2         Indemnification by Sellers........................................................51
                  12.3         Indemnification by MTLM...........................................................52
                  12.4         Claims............................................................................53
                  12.5         Notice of Third Party Claims; Assumption of Defense...............................53
                  12.6         Settlement or Compromise..........................................................54
                  12.7         Failure of Indemnifying Person to Act.............................................54
                  12.8         Minimum Indemnification Threshold and Limits......................................54
                  12.9         Net Losses........................................................................55
                  12.10        Arbitration.......................................................................55

ARTICLE XIII
                  MISCELLANEOUS PROVISIONS.......................................................................56
                  13.1         HSR Act Compliance................................................................56
                  13.2         Amendment and Modification........................................................56
                  13.3         Knowledge.........................................................................56
                  13.4         Further Assurances................................................................57
                  13.5         Third Party Claims................................................................57
                  13.6         Waiver of Compliance..............................................................57
                  13.7         Expenses..........................................................................57
                  13.8         Interest..........................................................................57
                  13.9         Notices...........................................................................57
                  13.10        Public Statements.................................................................58
                  13.11        Confidentiality...................................................................59
                  13.12        Section 338 Elections.............................................................59
                  13.13        Preparation and Filing of Tax Returns.............................................59
                  13.14        Financial Statements..............................................................60
                  13.15        Assignment........................................................................60

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                  13.16        Governing Law.....................................................................60
                  13.17        Counterparts......................................................................60
                  13.18        Entire Agreement..................................................................60
                  13.19        Severability......................................................................61
                  13.20        No Third Party Beneficiaries......................................................61
                  13.21        Filings and Applications..........................................................61
                  13.22        Remedies Cumulative...............................................................61
                  13.23        Stock Legend......................................................................61
                  13.24        Jurisdiction of Disputes; Waiver of Jury Trial....................................61


                                    EXHIBITS


Exhibit A                Form of Escrow Agreement

Exhibit B-1              Form of Employment Agreement for Joseph Naporano

Exhibit B-2              Form of Employment Agreement for Andrew Naporano, Jr.

Exhibit B-3              Form of Employment Agreement for John Naporano

Exhibit C                Form of Non-Competition Agreement

Exhibit D                Form of Opinion of MTLM's Counsel

Exhibit E                Form of Opinion of Sellers' Counsel

Exhibit F                Unaudited Financial Statements

Exhibit G                Form of Registration Rights Agreement

Exhibit H                Option to Lease

Exhibit I                Estoppel Certificate

                                  SCHEDULES

Schedule 2.2         Allocation of Purchase Price Consideration

Schedule 2.5         Personal Guarantees

Schedule 4.1         Due Organization

Schedule 4.3         Consents and Approvals; No Conflicts

Schedule 4.4         Title to Stock; Capitalization

Schedule 4.6         Undisclosed Liabilities

Schedule 4.7         No Adverse Effect or Changes

Schedule 4.8         Permits

Schedule 4.9         Real Property

Schedule 4.10        Personal Property

Schedule 4.11        Title to Properties

Schedule 4.12        Condition of Assets

Schedule 4.14        Intellectual Property

Schedule 4.15        Accounts Receivable and Advances

Schedule 4.16        Inventory

Schedule 4.17        Contracts

Schedule 4.19        Litigation

Schedule 4.20        Customers and Suppliers

Schedule 4.21        Environmental Matters

Schedule 4.22        Tax Matters

Schedule 4.23        Employee Benefit Plans

Schedule 4.24        Employment and Labor Matters

Schedule 4.25        Insurance

Schedule 4.27        Capital Improvements

Schedule 4.28        Computer System

Schedule 4.30        No Conflict of Interest

Schedule 6.3         Distributions of Certain Assets

Schedule 6.14        Indemnified Litigation Matters

Schedule 8.4         Necessary Consents of Sellers

Schedule 9.4         Necessary Consents of MTLM

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT is dated as of May 24, 1998, by and among METAL MANAGEMENT, INC., a Delaware corporation ("MTLM"), Andrew J. Naporano, Jr. and Joseph F. Naporano (Andrew J. Naporano, Jr. and Joseph F. Naporano are sometimes referred to individually as a "Seller," and collectively as "Sellers").

                                    RECITALS

         WHEREAS, the Companies collectively carry on the business relating to the purchase of prepared and unprepared metallic scrap, the processing of such scrap into forms suitable for consumption, and the transport, handling and brokerage of such material (the "Business");

         WHEREAS, the Sellers collectively own all the issued and outstanding shares of common stock no par value per share ("Naporano Iron Common Stock") of Naporano Iron & Metal Co., a New Jersey corporation ("Naporano Iron") and all the issued and outstanding shares of common stock $100 par value per share ("Nimco Common Stock" and collectively with Naporano Iron Common Stock, the "Shares") of Nimco Shredding Co., a New Jersey corporation ("Nimco");

         WHEREAS, on the terms and subject to the conditions contained herein the Sellers desire to sell and MTLM desires to purchase all of Sellers' right, title and interest in the Shares; and

         WHEREAS, the parties desire to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended ("Code");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings herein ascribed to them:

         "Accounts Receivable" is defined in Section 4.15.

         "Adjustment Statement" is defined in Section 2.4(b).

         "Advances" is defined in Section 4.15.

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Agreement" means this Stock Purchase Agreement and all schedules and exhibits attached hereto.

         "Allocations" is defined in Section 13.12 (b).

         "Alternative Proposal" is defined in Section 6.11(c).

         "BCA" means the New Jersey Business Corporation Act, as amended.

         "Benefit Plans" is defined in Section 4.23(a).

         "Business" is defined in the Recitals.

         "Business Day" means any day of the year other than: (i) any Saturday or Sunday, or (ii) any other day on which banks located in Chicago, Illinois or Newark, New Jersey generally are closed for business.

         "Capital Expenditure Budget" is defined in Section 4.27.

         "Cash Amount" is defined in Section 2.2.

         "Cash Claim Notice" is defined in the Escrow Agreement.

         "CERCLA" is defined in the definition of "Environmental Law."

         "Cleanup Criteria" is defined in Section 6.11(c).

         "Closing" is defined in Section 10.1.

         "Closing Date" is defined in Section 10.1.

         "Closing Date Balance Sheet" is defined in Section 2.4(a).

         "Closing Date Stockholder's Equity" is defined in Section 2.4(c).

         "COBRA" is defined in Section 4.23(a).

         "Code" is defined in the Recitals.

         "Companies" means Naporano Iron and Nimco collectively.

         "Companies Accountant" means J.H. Cohn LLP.

         "Company" means either Naporano Iron or Nimco.

         "Company Intellectual Property" means the Owned Intellectual Property and the Third Party Intellectual Property.

         "Confidential Information" means all secrets, confidential information, customer lists, supplier information, and all other data of, or pertaining to, the Business that is not and has not become ascertainable or obtainable from public or published information.

         "Contested Adjustment" is defined in Section 2.4(b).

         "Contested Adjustment Notice" is defined in Section 2.4(b).

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "DOJ" is defined in Section 13.1.

         "Easements" means all easements, rights-of-way and similar interests of the Companies that are used or held for use in, or relate to, in whole or in part, the Business.

         "Elections" is defined in Section 13.12(a).

         "Employment Agreements" means the Employment Agreements by and between MTLM (or a subsidiary of MTLM) and each of the Sellers substantially in the forms set forth in Exhibits B-1 and B-2, respectively and the Employment Agreement by and between MTLM (or a subsidiary of MTLM) and John Naporano substantially in the form of Exhibit B-3.

         "Environmental Law" means any law, statute, regulation, rule, order, consent decree, settlement agreement or written governmental requirement, which imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any Hazardous Substances into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of such Hazardous Substances, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar federal, state or local statutes.

         "Environmental Permit" means any permit required by or pursuant to any applicable Environmental Law.

         "ERISA" is defined in Section 4.23(a).

         "ERISA Affiliate" means, with respect to any Person, and corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or business under common control within the meaning of Sections 414(b) or (c) of the Code.

         "Escrow" is defined in Section 3.1.

         "Escrow Agent" means LaSalle National Bank N.A.

         "Escrow Agreement" means the Escrow Agreement, substantially in the form attached hereto as Exhibit A, to be executed by MTLM, the Sellers and Escrow Agent on or prior to the Closing Date.

         "Escrow Cash" is defined in the Escrow Agreement.

         "Escrow Claims" is defined in Section 3.2.

         "Escrow Claims Notice" is defined in the Escrow Agreement.

         "Escrow Items" is defined in the Escrow Agreement.

         "Escrow Shares" means that number of shares of MTLM Common Stock (rounded to the nearest whole share) equal to $8,000,000 divided by the Signing Date Stock Price issued in the names of the respective Sellers and delivered to the Escrow Agent as provided in Article III.

         "Exchange Act" means the Exchange Act of 1934, as amended.

         "Fleet Loan Agreement" means the Loan and Security Agreement by and between Naporano Iron, Nimco, and National Westminster Bank dated September 25, 1990, as amended as of September 21, 1993, by the First Amendment and Modification Agreement by and among Naporano Iron and Nimco as Co-Borrowers and Joseph F. Naporano and Andrew J. Naporano, Jr. as Individual Guarantors and National Westminster Bank, NJ as lender, as amended on July 30, 1996 by the Second Amendment and Modification Agreement by and among Naporano Iron and Nimco as Co- Borrowers and Joseph F. Naporano and Andrew J. Naporano, Jr. as Individual Guarantors and Fleet Bank National Association f/k/a National Westminster Bank, NJ as lender.

         "FTC" is defined in Section 13.1.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Agency" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions thereof.

         "Hazardous Substances" means any material or substance that is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law (including petroleum and any fraction thereof and asbestos).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Imminent Action" is defined in Section 6.11(c).

         "Indemnified Environmental Work" is defined in Section 6.11(b).

         "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Article XII.

         "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XII.

         "Identified Environmental Work" is defined in Section 6.11.

         "Independent Accountant" is defined in Section 2.4(b).

         "Intellectual Property" means all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same); copyrights and copyright registrations (and applications for the same); trade secrets, computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intangible assets, properties and rights.

         "Interim Adjustment" is defined in Section 2.4(c).

         "Inventory" is defined in Section 4.16.

         "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Agency.

         "Leased Personal Property" is defined in Section 4.10.

         "Leased Real Property" is defined in Section 4.9(a).

         "Lien" means any mortgage, lien, charge, restriction, pledge, security interest, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all such attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

         "Major Customers" is defined in Section 4.20(a).

         "Major Suppliers" is defined in Section 4.20(a).

         "Material Adverse Effect" means an effect on the business, operations, assets, liabilities, results of operations or cash flows or financial condition of the Business which is materially adverse to the Companies taken as a whole excluding general market conditions or conditions affecting the scrap metal business generally.

         "McDonald" is defined in Section 4.26.

         "Minimum Indemnification Threshold" is defined in Section 12.8.

         "MTLM" is defined in the Preamble.

         "MTLM Common Stock" means the common stock of MTLM, $.01 par value per share.

         "MTLM Indemnified Parties" is defined in Section 12.2.

         "MTLM SEC Reports" means all forms, reports and documents required to be filed by MTLM with the SEC.

         "Naporano Common Stock" is defined in the Recitals.

         "Naporano Entities" is defined in Section 12.3(d).

         "Naporano Iron" is defined in the Preamble.

         "NASDAQ" means the NASDAQ National Market Systems.

         "Nimco" is defined in the Preamble.

         "Nimco Common Stock" is defined in the Recitals.

         "Non-competition Agreements" means the Non-competition Agreements to be executed by and between MTLM (or a subsidiary of MTLM) and each of the Sellers in the form set forth as Exhibit C.

         "Offset Notice" is defined in Section 3.2.

         "Opinion of Purchasers' Counsel" means the opinions of MTLM's General Counsel and Mayer, Brown & Platt substantially in the form of Exhibit D.

         "Opinion of Sellers' Counsel" means the opinion of Sellers' counsel, substantially in the form attached hereto as Exhibit E.

         "Option to Lease" means the option of Naporano Iron to lease the property located at 295 Doremus, Newark, New Jersey substantially in the form of Exhibit H.

         "OSHA" means the Occupational Safety and Health Act of 1970, as amended.

         "Owned Intellectual Property" means all Intellectual Property that is owned by either of the Companies and that is used to conduct the Business as presently conducted or as planned to be conducted.

         "Owned Personal Property" is defined in Section 4.10.

         "Owned Real Property" is defined in Section 4.9(a).

         "Permitted Liens" means (i) Liens for Taxes, assessments and other charges by Government Agencies which are not yet due and payable, (ii) other Liens incidental to the conduct of the Business or the ownership of the Companies' property and assets that were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that do not materially detract from the value of the Companies' property or assets or materially impair the use thereof the in operation of the Business; (iii) Liens imposed by either Company upon the other; and (iv) any Lien renewing, extending or refunding any Permitted Lien so long as the principal amount is not increased and the Lien is not extended to other property of the Companies.

         "Permits" is defined in Section 4.8(a).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Agency or other entity, of whatever nature.

         "Personal Property Leases" is defined in Section 4.10.

         "Purchase Price" is defined in Section 2.1.

         "Port Authority" is defined in Section 6.11(a).

         "Real Property" is defined in Section 4.9(a).

         "Real Property Leases" is defined in Section 4.9(a).

         "Registration Rights Agreement" means that certain Registration Rights Agreement substantially in the form of Exhibit G.

         "Related Agreements" means any Contract that is to be entered into at the Closing pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression. The Related Agreements shall include without limitation, the Employment Agreements the Non- competition Agreements and any Contract that is to be entered into at the Closing pursuant to this Agreement.

         "S Corporation Return" is defined in Section 13.13.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" and "Sellers" are defined in the Preamble.

         "Sellers Guarantees" is defined in Section 2.5.

         "Shares" is defined in the Recitals.

         "Signing Date Stock Price" means the average of the closing bid and ask prices of the MTLM Common Stock on NASDAQ on the five (5) consecutive trading days immediately preceding the date hereof.

         "Taxes" means all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Agency, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Tax Indemnification Period" is defined in Section 6.9(a).

         "Tax Return" means any report, return or other information required to be supplied to a Governmental Agency in connection with any Taxes.

         "Third Party Intellectual Property" means all Intellectual Property that is not Owned Intellectual Property and that is used to conduct the Business as presently conducted.

         "Unaudited Balance Sheet" means the unaudited combined balance sheet of the Companies as at December 31, 1997 set forth in the Unaudited Financial Statements.

         "Unaudited Financial Statements" is defined in Section 4.5.

         "Upland Berths" is defined in Section 6.11(a).

         1.2 Interpretation. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. Unless otherwise indicated, the use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Unless otherwise indicated, reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to articles, sections, clauses, exhibits or schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall refer to the appropriate clause within the same Section. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular article, section or clause of, or exhibit or schedule to, this Agreement.


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

         2.1 Sale and Purchase. Sellers hereby agree to sell, assign and deliver to MTLM all of the Shares, free and clear of all Liens, and MTLM hereby agrees to purchase all such Shares, on the terms and subject to the conditions of this Agreement. The total purchase price to be paid by MTLM to Sellers in consideration for the Shares and the Non-competition Agreements including the consideration deposited in the Escrow shall be $105,000,000, subject to the adjustments set forth in Section 2.4 (the "Purchase Price").

         2.2 Payment of Purchase Price.

         On the Closing Date, MTLM shall: (i) pay to the Sellers in the aggregate $84,000,000 in cash (the "Cash Amount") by means of a wire transfer of immediately available funds to a bank account or accounts designated by Sellers;
(ii) issue and deliver to Sellers and to McDonald and such employees of the Companies as directed by Sellers in the aggregate that number of shares of MTLM Common Stock (rounded to the nearest whole share) equal to $13,000,000, divided by the Signing Date Stock Price and (iii) issue to Sellers and deliver to the Escrow Agent that number of shares of MTLM Common Stock (rounded to the nearest whole share) equal to $8,000,000 divided by the Signing Date Stock Price. The allocation of the foregoing consideration payable to each Seller is set forth on
Schedule 2.2. Such directions of the Sellers to issue and deliver shares of MTLM

Common Stock to McDonald and certain employees of the Companies shall be in writing and delivered to MTLM no later than three (3) Business Days prior to the Closing Date; provided, however, that no such shares shall be issued any employee of the Company included in such directions unless such issuance complies with applicable securities Laws. Such written directions shall in no event include more than twenty five employees of the Companies. Sellers hereby acknowledge that except as otherwise provided in the Registration Rights Agreement, the MTLM Common Stock issued pursuant to this Agreement shall not be registered under the Securities Act.


         2.3 Delivery of Stock. At the Closing, each Seller shall deliver to
MTLM: (i) one or more stock certificates representing in the aggregate the number of shares of Naporano Iron Common Stock set forth opposite his name on
Schedule 4.4; (ii) one or more stock certificates representing in the aggregate the number of shares of Nimco Common Stock set forth opposite his name on
Schedule 4.4; and (iii) one or more stock certificates representing in the aggregate any additional Shares acquired prior to Closing as a result of the exercise of any stock option. Such certificates shall be either duly endorsed in blank for transfer or accompanied by duly executed stock powers, signatures guaranteed, in form reasonably acceptable to MTLM and its counsel and, in each case, accompanied by a duly executed IRS Form W-9 in form reasonably acceptable to MTLM and its counsel.


         2.4 Purchase Price Adjustment.

                  (a) MTLM and Price Waterhouse LLP shall prepare and deliver to Sellers an audited combined balance sheet for the Companies as of the close of business on June 30, 1998, if the Closing Date is prior to June 30, 1998, or on the closest month end if the Closing Date is after June 30, 1998 (as it may be adjusted pursuant to Section 2.4(b), the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be delivered as soon as practicable after the date of the Closing Date Balance Sheet but within seventy five (75) days of the date of such Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared by MTLM and Price Waterhouse in accordance with GAAP and the accounting practices of the Company (to the extent consistent with GAAP) used in the preparation of the Unaudited Financial Statements, it being understood that items which have been previously expensed in accordance with the past practice of the Companies shall not be capitalized for purposes of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall assume that any portion of the fees and expenses payable by the Companies to McDonald shall have been paid. In connection with the preparation of the Closing Date Balance Sheet, MTLM and Price Waterhouse LLP shall take a physical inventory of all the Inventory as of the close of business on the day prior to the Closing Date, and Sellers and Sellers' accountants shall be given at least two
         (2) Business Days prior notice of the time and location of, and shall be entitled to observe, such physical Inventory at each location at which it is conducted. Following delivery of the Closing Balance Sheet and after execution by Sellers of a representation letter which Price Waterhouse LLP customarily requires in such circumstances, Price Waterhouse LLP and MTLM shall permit Sellers' accountants to review, at the Sellers' accountants' request, all of Price Waterhouse's work papers, schedules and calculations related to the Closing Date Balance Sheet and shall meet with Sellers' accountants to discuss the same at such time and place reasonably requested by Sellers' accountants.

                  (b) Sellers shall have until thirty (30) days after the delivery of the Closing Date Balance Sheet to review the Closing Date Balance Sheet and propose any adjustments thereto. All adjustments proposed by Sellers shall be set out in detail in a written statement delivered to MTLM ("Adjustment Statement") and shall be incorporated into the Closing Date Balance Sheet, except for such proposed adjustments to which MTLM objects in writing within thirty (30) days of delivery to MTLM of the Adjustment Statement. If MTLM does object in writing within thirty (30) days to any such proposed adjustment (the adjustments to which MTLM objects are referred to herein as the "Contested Adjustments" and MTLM's objection notice is referred to herein as the "Contested Adjustment Notice"), MTLM and Sellers shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments. If a final resolution of any such dispute is not obtained within ten (10) days after MTLM delivers to Sellers said Contested Adjustment Notice, then MTLM and Sellers shall promptly retain Arthur Andersen LLP or another nationally recognized independent accounting firm acceptable to both Sellers and MTLM ("Independent Accountant") to resolve any remaining disputes concerning the Contested Adjustments. Either Sellers or MTLM may retain the Independent Accountant upon the expiration of such 10-day period, except that if the Independent Accountant is other than Arthur Andersen LLP, the written agreement of both the Sellers and MTLM shall be required to retain the Independent Accountant. If the Sellers and MTLM are unable to agree on an Independent Accountant then Price Waterhouse LLP and Sellers' accountants shall promptly select the Independent Accountant which shall not be the Companies' Accountant. If an Independent Accountant is retained, then Sellers and MTLM shall each submit to the Independent Accountant in writing not later than fifteen (15) days after the Independent Accountant is retained, their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests. The Independent Accountant shall, within thirty (30) days after receiving the positions of both Sellers and MTLM and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments. Such decision shall be final and binding on, and shall not be subject to appeal by, Sellers and MTLM. The Closing Date Balance Sheet shall be adjusted to incorporate the decision of the Independent Accountant in resolving the Contested Adjustments. The fees and expenses of the Independent Accountant shall be borne equally between MTLM, on the one hand, and the Sellers, on the other hand.

                  (c) The Purchase Price shall be increased on a dollar-for-dollar basis by the amount, if any, that the combined net book value of all assets of the Companies less all combined liabilities of the Companies reflected on the Closing Date Balance Sheet (the "Closing Date Stockholder's Equity") as finally determined in accordance with Section 2.4(b), is more than $30,235,825 and MTLM shall pay to the Sellers the amount of such excess (less the amount of any Interim Adjustment previously paid) plus interest from the Closing Date determined in accordance with
         Section 13.5 in cash within five (5) Business Days after the Closing Date Balance Sheet is finally determined. The Purchase Price shall be decreased on a dollar-for-dollar basis by the amount, if any, that the Closing Date Stockholder's Equity, as finally determined in accordance with Section 2.4(b), is less than $30,235,825, and the Sellers shall be jointly and severally obligated to pay to MTLM the amount of such deficiency (less the amount of any Interim Adjustment previously paid) plus interest from the Closing Date determined in accordance with
         Section 13.5 in cash within five (5) Business Days after the Closing Date Balance Sheet is finally determined. If there are Contested Adjustments and either MTLM or the Sellers would be entitled to a payment under this Section 2.4(c) regardless of the resolution of such Contested Adjustment, then such party shall nevertheless be entitled to recover within five (5) Business Days after delivery of the Adjustment Statement the undisputed portion of the adjustment to the Purchase Price plus interest from the Closing Date determined in accordance with
         Section 13.5 (an "Interim Adjustment"). All payments under this Section 2.4(c) shall be made by wire transfer in immediately available funds to the account or accounts designated by the recipient of such payment.

         2.5 Further Action. MTLM shall use commercially reasonable efforts to obtain the unconditional release and discharge of the Sellers and their Affiliates as of Closing from any obligation any of them may have under any guarantee, indemnity or bond supporting any obligation of any of the Companies which are set forth on Schedule 2.5 ("Sellers Guarantees"). To the extent that Sellers and their Affiliates are not so released and discharged from such obligations as of Closing, MTLM shall indemnify the Sellers and their Affiliates against any Losses arising therefrom and shall use commercially reasonable efforts to obtain the unconditional release and discharge of the Sellers and their Affiliates from and after the Closing from Sellers Guarantees.


                                   ARTICLE III
                                     ESCROW

         3.1 Escrow Shares. On the Closing Date, MTLM shall deliver to the Escrow Agent certificates representing the Escrow Shares pursuant to the terms of the Escrow Agreement. The Escrow Shares and any Escrow Cash deposited with the Escrow Agent in accordance with Section 3.4 shall be held in escrow (the "Escrow") as collateral to indemnify MTLM for any and all Losses relating to breaches of Sellers' representations and warranties under Article IV or failures to perform any covenants required to be performed under Articles VI or XIII and corresponding indemnification obligations under Article XII. Nothing contained in this Article or in Articles IV, VI or XIII, shall limit MTLM's remedies in the event of fraud. For all purposes of the Escrow, MTLM Common Stock shall be valued at the Signing Date Stock Price. In lieu of delivery of fractional shares of MTLM Common Stock, the number of shares of MTLM Common Stock deliverable under the Escrow shall be rounded to the nearest whole share. For purposes of this Article III or Section 12.10, if a portion of the Escrow is to be disbursed or retained, and Escrow Cash is in the Escrow, the proportion of Escrow Cash comprising the amount to be disbursed or retained shall be made at the sole election of Sellers provided that if no such election is made within two Business Days after a written request therefor by MTLM, the amount of Escrow Cash so retained shall be equal to the lesser of (i) the amount of Escrow Cash in the Escrow and (ii) amount obtained by multiplying the amount to be retained or disbursed by a fraction the numerator of which is the amount of Escrow Cash then in the Escrow and the denominator of which is the then total value of the Escrow.

         3.2 Escrow Claims. As soon as reasonably practicable after becoming aware of a claim for indemnification through the second anniversary of the Closing Date, MTLM shall deliver to Sellers a certificate signed by any officer of MTLM (a "Offset Notice"), stating that Losses exist or are asserted, and specifying in reasonable detail the individual items of such Losses, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related provided that the failure of MTLM to give prompt notice shall not relieve Sellers of their obligations under Article XII except (i) to the extent that Sellers shall actually and materially have been prejudiced thereby or (ii) if such notice shall be first given after the second anniversary of the Closing Date. Except as otherwise provided herein, any claim by any MTLM Indemnified Party against the Escrow described in an Offset Notice shall be referred to herein as an "Escrow Claim" or, if multiple, "Escrow Claims." Within thirty (30) calendar days after receipt of the Offset Notice, the Sellers shall either (x) execute and deliver to MTLM a certificate to be countersigned by MTLM to direct jointly the Escrow Agent to disburse promptly to MTLM, Escrow Shares and/or Escrow Cash valued at the amount of such Losses, (y) agree to pay MTLM in cash the amount of the Losses set forth in such Offset Notice in accordance with the next sentence and execute and deliver to MTLM a certificate to be countersigned by MTLM jointly directing the Escrow Agent to disburse promptly to Sellers, Escrow Shares valued at the amount of such Losses or (z) notify MTLM, with contemporaneous delivery to the Escrow Agent, in writing of an intention to dispute the Escrow Claim(s) and the basis of such dispute. If Sellers elect to act in accordance with clause (y) of the immediately preceding sentence (i) MTLM shall promptly execute the certificate received from Sellers and deliver such certificate to the Escrow Agent and (ii) Sellers shall pay MTLM in cash (by check or wire transfer) the amount of such Losses set forth in the applicable Offset Notice against receipt of such

Escrow Shares from the Escrow Agent. If Sellers do not take any action within thirty (30) calendar days of receiving the Offset Notice, such Escrow Claim shall be resolved in accordance with Article XII and Escrow Shares and Escrow Cash collectively valued at the amount of the Losses set forth in the applicable Offset Notice shall be retained in the Escrow until such matter is finally resolved. If the Sellers agree that they have an indemnification obligation but object in writing on the basis that they are obligated to pay only a lesser amount, then within two Business Days after of MTLM's receipt of the Sellers written objection, and without prejudice to MTLM's claim for the difference, Sellers shall either (x) execute and deliver to MTLM a certificate to be countersigned by MTLM, to direct jointly the Escrow Agent to promptly disburse to MTLM, Escrow Shares and/or Escrow Cash which collectively have a value equal to the lesser amount or (y) agree to pay in cash MTLM the lesser amount in accordance with the next sentence and execute and deliver to MTLM a certificate to be countersigned by MTLM to direct jointly the Escrow Agent to promptly disburse to Sellers, a number of Escrow Shares which have a value equal to the lesser amount. If Sellers elect to act in accordance with clause (y) of the immediately preceding sentence (i) MTLM shall promptly execute the certificate received from Sellers and deliver such certificate to the Escrow Agent and (ii) Seller shall pay MTLM in cash (by check or wire transfer) such lesser amount against receipt of such Escrow Shares from the Escrow Agent. If the Sellers elect to dispute any Escrow Claims in writing, MTLM and Sellers shall attempt in good faith until thirty (30) days after receipt of any Escrow Claims Notice to agree upon the rights of the respective parties with respect to each Escrow Claims. If MTLM and Sellers should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Sellers and MTLM and MTLM and Sellers shall also execute a certificate jointly directing the Escrow Agent to disburse promptly such Escrow Shares and/or Escrow Cash in the manner set forth in such certificate which shall be consistent with the terms of such memorandum. If MTLM and Sellers are unable to agree within such thirty (30) day period, then Escrow Shares and Escrow Cash collectively valued at the amount in dispute shall be retained in the Escrow until such dispute shall be resolved in accordance with Article XII. Promptly after such resolution, MTLM and the Sellers shall execute and deliver to the Escrow Agent a memorandum which directs the Escrow Agent to disburse such Escrow Shares and/or Escrow Cash in accordance with such resolution and the terms of the Escrow Agreement.

         3.3 Release of Escrow. On the first anniversary of the Closing Date, the Sellers on the one hand, and any officer of MTLM on the other hand, shall jointly execute a certificate directing the Escrow Agent to disburse to the Sellers, in accordance with the terms of the Escrow Agreement, Escrow Shares and Escrow Cash having a collective value equal to one half of the Escrow Shares deposited with the Escrow Agent on the Closing Date less the sum of (i) the value of Escrow Shares and Escrow Cash that shall have been disbursed to satisfy any Losses of MTLM Indemnified Parties in accordance with Article III, (ii) the value of Escrow Shares previously disbursed to Sellers (other than pursuant to Section 3.4) which required a cash payment to MTLM as a result of such disbursement and (iii) the value of the Retained Escrow (defined below). On the second anniversary of the Closing Date, the Sellers on the one hand, and any officer of MTLM on the other hand, shall jointly execute a certificate jointly directing the Escrow Agent to disburse to the Sellers the balance of the Escrow Shares and Escrow Cash less any Retained Escrow. In the event that there are any Escrow Claims which have been disputed by Sellers and which are unresolved on the first or second anniversary of the Closing Date, subject to this Section 3.3 and Article XII, Escrow Shares and Escrow Cash which in the reasonable judgment of MTLM, are necessary to satisfy any such unsatisfied Escrow Claims shall remain in the Escrow until such Escrow Claims have been fully and finally resolved ("Retained Escrow"). If Sellers dispute the retention of all or a portion of the Retained Escrow, MTLM and Sellers shall attempt in good faith within 30 days after the first or second anniversary of the Closing Date, as the case may be (the "Retention Resolution Period"), to agree upon the Retained Escrow. If MTLM and Sellers should so agree, a memorandum shall be prepared and signed by the Sellers and MTLM and delivered to the Escrow Agent directing the Escrow Agent to disburse such Escrow Shares and/or Escrow Cash in accordance with such agreement and the terms of the Escrow Agreement. If MTLM and Sellers cannot agree within the Retention Resolution Period, the Retained Escrow shall be determined in accordance with Article XII.

         3.4 Escrow Cash. At any time, and from time to time, while Escrow Shares remain in the Escrow, the Sellers may substitute cash for Escrow Shares in the Escrow by delivering a certificate to the Escrow Agent directing the Escrow Agent to promptly disburse to the Sellers in accordance with the terms of the Escrow Agreement that number of whole Escrow Shares set forth in such certificate against receipt by the Escrow Agent of an amount of cash equal to that number of Escrow Shares set forth in such certificate multiplied by the Signing Date Stock Price (the "Escrow Cash"). Such Escrow Cash shall be held in the Escrow subject to the terms of the Escrow Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS


         Each of the Sellers hereby jointly and severally represent and warrant to MTLM as follows:

         4.1 Due Organization. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey, with all requisite corporate power and authority under the laws of such state to own, lease and operate its properties and to conduct its affairs as now owned, leased and operated. Each of the Companies is licensed or qualified to do business and is in good standing in each other jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by such Company require such licensing or qualification except where the failure to be so licensed or qualified does not have a Material Adverse Effect. Except as set forth in Schedule 4.1, the Companies do not own any capital stock or other equity interest in any Person.

         4.2 Due Authorization. Each of the Sellers has full requisite power and authority to execute, deliver and perform his obligations under this Agreement and the Related Agreements to which he is a party. No other actions or proceedings on the part of the Sellers are necessary to authorize the execution, delivery and performance by the Sellers of this Agreement, or the transactions contemplated hereby. No other actions or proceedings on the part of the Sellers are necessary to authorize the execution, delivery and performance by the Sellers of the Related Agreements to which they are a party or the transactions contemplated thereby. Each of the Sellers has duly and validly executed and delivered this Agreement. Each of the Sellers prior to or at the Closing will have duly and validly executed and delivered the Related Agreements to which he is a party. This Agreement constitutes legal, valid and binding obligations of the Sellers, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity. The Related Agreements to which Sellers are party, upon execution and delivery by Sellers will constitute legal, valid and binding obligations of the Sellers, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.

         4.3 Consents and Approvals; No Conflicts.

             (a) Except for the consents set forth on Schedule 4.3 ("Seller Consents"), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, any Governmental Agency or any other Person not a party to this Agreement or the Related Agreements is necessary in connection with the execution, delivery and performance by the Sellers of their obligations under this Agreement, the Related Agreements, or the consummation by the Sellers of the transactions contemplated hereby or thereby.

             (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by the Sellers of their obligations under this Agreement and the Related Agreements, and the consummation by the Sellers of the transactions contemplated hereby and thereby, do not and shall not: (i) violate any Law applicable to the Companies or Sellers, their businesses or affairs, or any of the assets of the Sellers or the Companies; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon the Shares or any of the assets of the Companies under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which either Seller or either Company is a party or by which either Seller or either Company or any of their assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Companies or indebtedness secured by any of the Shares or assets of the Companies; or (iv) violate or conflict with any provision of any of the articles of incorporation or by-laws of the Companies.

         4.4 Title to Capital Stock; Capitalization. Schedule 4.4 sets forth a true, complete and accurate summary of all the authorized, issued and outstanding capital stock of both Companies and their subsidiaries (if any) and the amount of such capital stock owned by each Seller. The Sellers collectively have good and marketable title to all of the authorized and issued capital stock of each of the Companies as set forth in Schedule 4.4, free and clear of any and all Liens. Except as set forth on Schedule 4.4, the Companies do not have any outstanding or authorized options, warrants, calls, rights, commitments or any other agreement of any character obligating such Companies to issue any shares of their capital stock, or any securities convertible into, or evidencing the right to purchase any such shares, or any agreements or obligations with respect to the voting, sale or transfer of shares of capital stock of the Companies, other than this Agreement. All of the presently issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights.

         4.5 Financial Statements. The Companies have delivered to MTLM the unaudited, combined balance sheets and unaudited, combined income statements of the Companies as of and for the years ending December 31, 1997 and December 31, 1996, copies of which are attached hereto as Exhibit F (collectively, "Unaudited Financial Statements"). The Unaudited Financial Statements: (i) were prepared from the books and records of the Companies; and (ii) were prepared in accordance with GAAP, applied on a basis consistent with the past practices of the Companies

(except for footnote disclosures and subject to customary year end adjustments). The Unaudited Financial Statements present fairly, in all material respects, in accordance with GAAP, the financial position, results of operation, of the Companies as of the dates reported therein and for the periods covered thereby (except for footnote disclosures and subject to customary year end adjustments).

         4.6 No Undisclosed Liabilities. Except as set forth on Schedule 4.6, the Companies are not subject to any liability of any nature whatsoever, absolute or contingent, which is or could be materially in excess of amounts shown or reserved in the Unaudited Financial Statements, other than liabilities of the same nature as those set forth in the Unaudited Balance Sheet and incurred after the date of the Unaudited Financial Statements in the ordinary course of business consistent with past practice.

         4.7 No Adverse Effect or Changes. Except as set forth on Schedule 4.7, since December 31, 1997, the Companies have conducted the Business in all respects only in the ordinary course and consistent with past practices, and since December 31, 1997, the Companies have not, either individually or collectively:

                  (a) suffered any Material Adverse Effect;

                  (b) suffered any damage, destruction or Loss to any of their assets or properties (whether or not covered by insurance) which has not been repaired and, in the aggregate, exceed $50,000;

                  (c) incurred any obligation or entered into any Contract other than for the purchase and sale of inventory in the ordinary course of business which either: (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceeded, $75,000 (during any one year), or provided for the delivery of goods or performance of services, or any combination thereof, having a value (during any one year) in excess of $75,000; or (ii) has a term, or requires the performance of any obligations by the Companies over a period in excess, of one year;

                  (d) entered into or authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice which is not covered by any other clause of this Section 4.7;

                  (e) sold, transferred, conveyed, assigned or otherwise disposed of any of their assets or properties, except sales and brokerage of inventory in the ordinary course of business and consistent with past practice;

                  (f) waived, released or canceled actions against any third parties or any debts owing to them, or any rights which have a value in excess of $75,000;

                  (g) made any changes in their accounting systems, policies, principles or practices;

                  (h) entered into, authorized, or permitted any transaction with any Affiliate (other than transactions between the Companies) except for transactions disclosed in Schedule 4.17;

                  (i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of their capital stock or any other securities, or amended any of the terms of any such securities;

                  (j) split, combined, or reclassified any shares of their capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of their capital stock redeemed or otherwise acquired any securities of the Companies except for distributions to the Sellers which do not exceed $4,000,000 in the aggregate;

                  (k) made any borrowing, incurred any indebtedness for borrowed money (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

                  (l) made any loans, advances or capital contributions to, or investments in, any Person which exceed $100,000 in the aggregate other than loans or advances to suppliers of inventory in the ordinary course of business or loans, advances or capital contributions to or investments in Nap-Key Stainless a New Jersey general partnership;

                  (m) except in the ordinary course of business consistent with past practice, entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required or permitted by any existing plan and arrangement, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (n) except for capital expenditures contemplated by clause
         (o), acquired, leased or encumbered any assets outside the ordinary course of business;

                  (o) authorized or made any capital expenditures not included in the Capital Expenditure Budget and which individually exceed $50,000 or in aggregate are in excess of $100,000;

                  (p) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations with respect to any such Taxes;

                  (q) taken or caused or permitted to be taken any action which could cause the termination of either Company's election to be treated as an "S" corporation under the Code;

                  (r) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Companies in litigation or any of their respective directors, officers, employees or agents;

                  (s) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract other than for the purchase and sale of inventory in the ordinary course of business which requires a payment by any party in excess of, or a series of payments that in the aggregate exceed $50,000 (during any one year), or provides for the delivery of goods or performance of services, or combination thereof, having a value (during any one year) in excess of $50,000, or paid any amount not required by Law or by any such Contract; or

                  (t) except as set forth on Schedule 4.7, initiated or been made a party to any lawsuits, proceedings or governmental investigations pending or, to the knowledge of the Sellers threatened, against the Companies, or their officers or directors, or their properties, operations or business; and there has been no action, suit or proceeding by any Governmental Agency pending or, to the knowledge of the Sellers, threatened overtly in writing, which questions the legality or propriety of this Agreement.

         4.8      Permits.

                  (a) Schedule 4.8(a) sets forth a list of each Permit held by the Companies as of the date hereof. Except as set forth on Schedule 4.8(a), the Companies own, hold or possess all material governmental licenses, permits, franchises, approvals and other authorizations that are necessary to entitle them to own, lease, operate and use their assets and properties and to conduct their business as currently owned, leased, operated, used, and conducted (collectively, "Permits").

                  (b) The Companies have fulfilled and performed in all material respects its obligations under each Permit, and, no event, condition or state of facts has occurred or exists which constitutes a breach or default by the Companies under any material Permit. No written notice of cancellation, default or any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by the Companies. Except as set forth on
         Schedule 4.8(b), each Permit is valid and in full force and effect. No material Permit will be impaired or adversely affected by the execution and delivery of this Agreement the Related Agreements, or the consummation of the transactions contemplated hereby or thereby.

         4.9 Real Property. This section does not extend to or cover any matter or thing that is the subject of the representations and warranties made in
Section 4.21 hereof, which is intended to be the exclusive provision of this
Article IV relating to the subject matter thereof.

                  (a) Schedule 4.9(a) sets forth: (i) true, accurate, complete and insurable (subject to Permitted Liens and any Liens described in Schedule 4.11) legal descriptions of all of the parcels of land owned by the Companies and used or held for use in, or related to, in whole or in part, the Business ("Owned Real Property"); (ii) true, accurate, complete and insurable (subject to Permitted Liens and any Liens described in Schedule 4.11) legal descriptions of all Easements, rights-of-way and similar interests of the Companies; (iii) a true, accurate and complete list of all of the leases of real property to which the Companies are a party and that provide for the lease to or by the Companies of any real property (all such real property leased to or by the Companies shall be collectively referred to as the "Leased Real Property"); and (iv) the street addresses and current use of all of the Leased Real Property. Except for the oral arrangement referred to in
         Section 4.9(b) below, the Owned Real Property, the Easements and the Leased Real Property (collectively, "Real Property") constitute all of the land, other real property and real property interests that are used or held for use by the Companies. The Companies have delivered to MTLM the most recent title insurance policies and surveys (if any) for the Owned Real Property that are in Sellers' possession or custody and that were prepared or dated within the past six years, and true, accurate and complete copies of the Easements and leases pursuant to which the Leased Real Property, is leased by or to the Companies ("Real Property Leases"), together with copies of all material reports (if any) of any insurance companies, engineers, environmental consultants, insurance consultants or other consultants in the possession of the Companies relating to any of the Real Property during the past five (5) years. The location and character of the improvements located on the Real Property and the Business conducted by the Companies thereon comply with all applicable zoning Laws.

                  (b) To the knowledge of the Sellers the Companies have not received written notice from any Governmental Agency or any other Person that the Companies are, in violation of, or in conflict with, any applicable zoning, building, or health regulation or ordinance or any other similar Law. Schedule 4.9(b) describes all variances, unrecorded use restrictions set forth in any Contract or special permits issued to the Companies applicable to the Real Property. The Companies have delivered to MTLM or made available for inspection all material agreements, documents or other writings, and, except for an oral arrangement regarding parking (of which MTLM is aware) the Sellers have no knowledge of any oral arrangement, pertaining to any such variance, use restriction or other special permit.

                  (c) INTENTIONALLY DELETED.

                  (d) To the knowledge of the Sellers, the Real Property has adequate parking (including the property covered by the oral arrangement described in Section 4.9(b)) and is adequately serviced by all utilities necessary for the current operation of the Business. The Real Property has not, since December 31, 1995, experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and storm sewer services) required by the Companies to operate the Business.

                  (e) No parcel of land included in the Real Property relies on, or regularly makes use of, access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to MTLM on or prior to the date hereof. Except as indicated on the applicable flood insurance rate map, all Real Property is located in whole or in part within an area identified by any Governmental Agency as a flood hazard area.

                  (f) To the Sellers' knowledge none of the Owned Real Property or Leased Real Property is subject to any Easement, right-of-way, building or use restriction, exception, variance, reservation or limitation which has, in any material respect, caused an interference with or impairment of the use thereof in the usual and normal conduct of the Business or has adversely affected the ability of the Companies to rebuild or repair improvements to the Real Property if such improvements are damaged or destroyed.

                  (g) The Companies have not received written notice of any, and to the knowledge of the Sellers there is no pending, threatened (overtly in writing) or proposed (overtly in writing) proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property. No special assessment imposed on the Real Property which is due and payable remains unpaid.

                  (h) Except as set forth on Schedule 4.9(a) or (b), no written commitment has been made by the Companies to any Governmental Agency, utility company or any other Person that imposes upon the Companies an obligation to make any contribution or dedication of land or to construct, install, pay for or maintain any improvements of a public or private nature on the Real Property.

                  (i) The Companies have not received any written notice of any default and to the Sellers' knowledge there exists no, dispute, claim, event of default, or event that constitutes or would constitute (with notice or lapse of time or both) a default by the Companies under any Easement.

                  (j) The Companies have not received any written notice of any default under the Real Property Leases the termination of which would have a material adverse effect on the Company's operations, and, to the knowledge of Sellers, such Real Property Leases are in full force and effect, and are valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

                  (k) The Companies have not received any written notice of any, and to the Sellers' knowledge, there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease.

         4.10 Personal Property. Schedule 4.10(a) sets forth a true, accurate and complete list of all of the personal property owned by the Companies as of April 30, 1998 ("Owned Personal Property") having an original acquisition cost in excess of $5,000, other than items acquired by the Companies in the ordinary course of business from the date hereof through the Closing Date. Schedule 4.10(b) sets forth a true, accurate and complete list of all of the personal property leased by or to the Companies as of April 30, 1998 which have lease or rental payments in excess of $10,000 annually ("Leased Personal Property"). The Leased Personal Property leased to the Companies is presently utilized by the Companies in the ordinary course of business in all material respects in accordance with all applicable Laws. The Companies have delivered to MTLM true, accurate and complete copies of all personal property leases relating to Leased Personal Property, as amended or modified as of the date hereof ("Personal Property Leases").

         4.11 Title to Properties. Except as set forth on Schedule 4.11, the Companies have good, marketable, and valid record and equitable title to, and are the lawful owners of, all assets used in its business operations and affairs, other than the Leased Real Property and Leased Personal Property that is owned by the Companies and leased to a third party, free and clear of all Liens other than Permitted Liens.

         4.12 Condition of Assets. Except as set forth on Schedule 4.12, all of the material Owned Personal Property and Leased Personal Property used in its business operations and affairs, whether owned or leased, have been maintained in good operating condition and repair (with the exception of normal wear and tear).

         4.13 [Not Used.]

         4.14 Intellectual Property. Schedule 4.14 sets forth a true, accurate and complete list of all Intellectual Property owned or used by the Companies ("Company Intellectual Property").
Except as set forth on Schedule 4.14:

                  (a) all of the Owned Intellectual Property is owned by the Companies free and clear of all Liens other than Permitted Liens, and is not subject to any license, royalty or other agreement, and the Companies have not granted any license or agreed to pay or receive any royalty with respect to any of the Owned Intellectual Property;

                  (b) none of the Owned Intellectual Property has been or is the subject of any pending or, to the knowledge of the Sellers, threatened litigation or claim of infringement and to the knowledge of the Sellers none of the Third Party Intellectual Property has been or is the subject of any pending litigation or claims of infringement or litigation or claims of infringement overtly threatened in writing;

                  (c) no material license or royalty agreement to which any of the Companies is party is in breach or default by the Companies or to knowledge of the Sellers by any other party thereto or the subject of any notice of termination given or to the knowledge of the Sellers threatened overtly in writing; and

                  (d) to the knowledge of the Sellers, all Owned Intellectual Property and the marketing and use by the Companies of any such Owned Intellectual Property, in each case, does not infringe any Intellectual Property or confidential or proprietary rights of another Person, and the Companies have not received any written notice contesting their right to use any such Intellectual Property.

         4.15 Accounts Receivable and Advances. Schedule 4.15 contains a true and accurate aging schedule of all accounts receivable of the Companies as of April 30, 1998 ("Accounts Receivable") and all loans and advances to third parties reflected on the Unaudited Balance Sheet ("Advances"). Except as disclosed on Schedule 4.15, each Account Receivable represents a sale made in a bona fide transaction in the ordinary course of business and the Companies have performed all of their obligations to produce the goods or perform the services to which such Account Receivable relates.

         4.16 Inventory. Schedule 4.16 sets forth a true, accurate and complete description of the nature, amount and location of the inventory (including raw materials and work in process) of the Companies ("Inventory") as of April 30, 1998. All Inventory: (i) was acquired in the ordinary course of business consistent with past practice; (ii) is of a quality, quantity and condition useable or saleable in the ordinary course of business within each Company's normal inventory turnover experience; and (iii) are valued in accordance with GAAP. Except as reflected on Schedule 4.16, none of the Companies has any material liability with respect to the return or repurchase of any goods in the possession of any customer.

         4.17 Contracts. Schedule 4.17 sets forth a true, accurate and complete list of all Contracts of the following types to which the Companies are a party or by which the Companies are bound, and that relate to, in whole or in part, the Business:

                  (a) any collective bargaining agreement;

                  (b) any Contract of any kind with any director, officer, shareholder or employee of the Companies (other than those set forth on Schedule 4.24) or any of the respective Affiliates of such individuals;

                  (c) any Contract pursuant to which the Companies grant or are granted any license or other rights to use any of the assets of the Companies or any rights of joint use with respect to any of the assets (other than any Real Property Lease, Personal Property Lease, Owned Intellectual Property and Third Party Intellectual Property);

                  (d) any Contract (other than for the purchase or sale of inventory in the ordinary course of business) that either: (i) requires a payment by any party in excess of, or a series of payments that in aggregate exceed, $75,000 (during the course of one year), or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $75,000 (during the course of one year); or (ii) has a term, or requires the performance of any obligations by the Companies over a period, in excess of one (1) year;

                  (e) any Contract other than any Contract relating to the purchase and sale of inventory in the ordinary course of business with a sales representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person which requires a payment by any party in excess of, or a series of payments that in the aggregate exceed, $75,000 during any one year;

                  (f) any Contract pursuant to which the Companies have made or will make loans or advances, or have or will have incurred debts or become a guarantor or surety or pledged its credit, or otherwise become responsible with respect to any undertaking of another Person (except for any Contract to provide loans or advances to Nap-Key Stainless, a New Jersey general partnership or a supplier of inventory in the ordinary course of business or the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  (g) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, loan commitment or other Contract relating to the borrowing of funds, an extension of credit or financing other than any Contract relating to the purchase and sale of inventory in the ordinary course of business;

                  (h) any Contract involving an investment by either of the Companies in any partnership, limited liability company or joint-venture;

                  (i) any Contract involving any restriction with respect to the geographical area of operations or scope or type of business of the Companies;

                  (j) any power of attorney or agency agreement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Companies, or the Companies are granted the authority to act for or on behalf of any Person;

                  (k) any Contract, whether or not fully performed, relating to any acquisition or disposition of any capital stock of, or any material portion of the assets (other than the purchase and sale of inventory in the ordinary course of business) of, the Companies, or any acquisition or disposition of any subsidiary, division, line of business or real property of the Companies;

                  (l) any Contract not made in the ordinary course of business and consistent with past practice which requires a payment by any party in excess of, or a series of payments that in the aggregate exceed $75,000 (during any one year), or provides for the delivery of goods or performance of services, or combination thereof, having a value in excess of $75,000 (during any one year) and that is to be performed in whole or in part at or after the date of this Agreement; and

                  (m) any Contract not specified above that is material to the Business taken as a whole except for any Contract relating to the purchase and sale of inventory in the ordinary course of business.

         The Companies have delivered to MTLM: (i) true, accurate and complete copies of each document as amended or modified set forth on Schedule 4.17; and
(ii) a written description of each oral arrangement so listed on Schedule 4.17. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute a default by the Companies under any material Contract, and to the knowledge of the Sellers no such event has occurred which constitutes or would constitute a default by any other party other than claims with respect to the purchase and sale of inventory in the ordinary course of business.

         4.18 [Not Used.]

         4.19 Litigation.

                  (a) Except as set forth on Schedule 4.19, there are no actions, suits, mediations, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or to the knowledge of the Sellers overtly threatened in writing against or affecting the Companies or any of their officers, directors, employees, agents or shareholders or any of the assets of the Companies.

                  (b) Except as set forth on Schedule 4.19, all of the proceedings pending or threatened against the Companies or any of the assets of the Companies are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 4.19. Except as set forth on
         Schedule 4.19, the Companies are not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Agency. The Companies have not entered into any agreement to settle or compromise any proceeding pending or to the knowledge of the Sellers threatened against them with respect to the Business or any of the assets of the Companies that has involved any obligation other than the payment of money or for which the Companies have any continuing obligation.

                  (c) There are no claims, actions, suits, proceedings or investigations pending or to the knowledge of the Sellers threatened by or against the Companies with respect to this Agreement, any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and the Companies have no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

         4.20 Customers and Suppliers.

                  (a) Schedule 4.20(a) sets forth a true, accurate and complete list:

                           (i) of the twenty-five (25) largest customers of the
                  Companies in terms of revenues during each of the two (2) most recently completed fiscal years and the four months ended April 30, 1998 (collectively, "Major Customers"), and such
                  Schedule 4.20(a) shows, the total revenues in each such period from each such customer; and

                           (ii) of the twenty-five (25) largest suppliers of the
                  Companies in terms of purchases during the two (2) most recently completed fiscal years and the portion of current fiscal year prior to the date of this Agreement (collectively, "Major Suppliers"), and such Schedule 4.20(a) shows the total purchases in each such period from each such supplier.

                  (b) Since December 31, 1996, except as set forth on Schedule 4.20(b), there has not been any material adverse change in the business relationship, and there has been no material dispute, between the Companies and any Major Customer or Major Supplier, and neither Company has received any written notice that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, the Companies.

         4.21 Environmental Matters. This section is intended to be the exclusive provision of this Article IV relating to the subject matter hereof, notwithstanding any other provision relating to Real Property, legal matters or otherwise.

                  (a)       Except as set forth on Schedule 4.21:

                           (i) The Companies are in material compliance with all
                  applicable Environmental Laws, and no condition exists or event has occurred which, with or without notice or the passage of time or both, is reasonably likely to constitute a violation of any Environmental Law or is reasonably likely to give rise to any suit or proceeding, or any Lien on any of the assets of the Companies under any Environmental Law, that would result in a Material Adverse Effect;

                           (ii) The Companies are in possession of all
                  Environmental Permits (copies of which have been provided to MTLM) required for the operation of the Business, and the Companies are in material compliance with all of the material requirements and limitations included in such Environmental Permits;

                           (iii) Except as does not result in a Material Adverse
                  Effect, the Companies have never generated, manufactured, used, transported, transferred, stored, handled, treated, discharged, released or disposed of, nor have the Companies allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, discharge, release or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor have the Companies performed, arranged for, or allowed by any method or procedure such generation, manufacture, use transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental Laws. Except as does not result in a Material Adverse Effect, the Companies have not generated, manufactured, used, stored, handled, treated, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any Hazardous Substances upon property currently or previously owned or leased by them, except in material compliance with all applicable Environmental Laws and Environmental Permits, for the past five (5) years;

                           (iv) For the past five (5) years, the Companies have
                  not at any time received any written notice from any Governmental Agency or any other person that any aspect of the Business or any of the assets of the Companies are, or have been, in material violation of any Environmental Law or Environmental Permit, or that the Companies are or have been responsible (or potentially responsible) for the cleanup or remediation of any Hazardous Substances at any location that remain outstanding or unresolved in any manner;

                           (v) For the past five (5) years, the Companies have
                  not at any time been subject to any, and the Companies are currently not subject to any, pending or, to the knowledge of the Seller, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violation of any Environmental Law or Environmental Permit;

                           (vi) The Companies have at all times timely filed all
                  material reports and notifications required to be filed with respect to all of the assets and the Business, and have generated and maintained all required material records and data concerning the Business under all applicable Environmental Laws;

                           (vii) No condition has ever existed and no event has
                  ever occurred with respect to any property used in the Business, or by any direct or indirect subsidiary that was at any time owned by the Companies, any predecessor to the Companies or any person that is or was an Affiliate of the Companies (including any property or subsidiary that has been sold, transferred or disposed of or for which any lease has terminated) that in any case is reasonably likely, with or without notice, passage of time or both, to give rise to any present or future material liability of the Companies pursuant to any Environmental Law, or to have a Material Adverse Effect;

                           (viii) The Companies have not for the past three (3)
                  years generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor have the Companies allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substances to or at a site which, pursuant to CERCLA or any similar state law, has been placed or been proposed for placement on the National Priorities List or its state equivalent. The Companies have never received notice, and the Sellers have no knowledge of any facts that could give rise to any notice, that the Companies are a potentially or actually responsible party for a federal or state environmental cleanup site or for corrective action under any Environmental Law. The Companies have never submitted or been required to and have failed to so submit any such notice pursuant to Section 103(c) of CERCLA with respect to any property ever owned, leased or used by the Companies. The Companies have never received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Companies have transported, transferred or disposed of Hazardous Substances or other wastes; and

                           (ix) There are no above-ground storage tanks on, or
                  underground storage tanks under, the Real Property.

                  (b) Schedule 4.21 identifies: (i) all material environmental audits, assessments or occupational health studies, of which the Companies are aware, undertaken by the Companies, or their agents, or by any Governmental Agency, or by any third party, relating to or affecting the Companies or any of the Real Property that are in Sellers possession or custody, and that were prepared or dated within the past six (6) years; and (ii) all material outstanding or unresolved citations issued under OSHA or the Environmental Laws, relating to or affecting the Companies or any of the Real Property.

                  (c) Schedule 4.21 contains a list of the assets of the Companies that are known to Sellers to contain asbestos or material amounts of asbestos-containing material. The Companies have operated, and continue to operate, in material compliance with all

         Environmental Laws governing the handling, use and exposure to, and disposal of, friable asbestos or friable asbestos-containing materials. There are no claims, actions, suits, governmental investigations or proceedings before any Governmental Agency or third party pending or, to Seller's knowledge, threatened against or directly affecting the Companies, or any of their assets or operations relating to the use, handling or exposure to, and disposal of, asbestos or friable asbestos-containing materials in connection with their assets and operations.

         4.22 Tax Matters.

                  (a) All federal, and all material state, local and foreign income, corporation and other Tax Returns have been filed for the Companies, for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due and owing on all such Tax Returns have been paid. Each such Tax Return is accurate and complete in all material respects, and the Companies have or will have no additional liability for Taxes with respect to any Tax Return heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Unaudited Financial Statements. The amounts provided as a liability on the Unaudited Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Companies may be directly or contingently liable in their own right or as a transferee of the assets of, or successor to, any Person. Except as set forth in Schedule 4.22(a), none of the Tax Returns that include the operations of the Companies are being audited or investigated by any Governmental Agency. No written position has been taken on any Tax Return with respect to the business or operations of the Companies for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a Governmental Agency or, to the knowledge of the Sellers, that is substantially similar to any position which a Governmental Agency has successfully challenged in the course of an examination of a Tax Return of the Companies.

                  (b) All Taxes that the Companies are required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Agencies or are held in separate bank accounts for such purpose. All information returns required to be filed by the Companies prior to the Closing Date have been filed, and all statements required to be furnished to payees by the Companies prior to the Closing Date have been furnished to such payees, and the information set forth on such information returns and statements is accurate and complete in all material respects.

                  (c) There are no Tax Liens upon the properties or assets of the Companies. Except as set forth on Schedule 4.22(c), the Companies have not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

                  (d) None of the Sellers is a "foreign person" as defined in
         Section 1445(f)(3) of the Code.

                  (e) Except as set forth in Schedule 4.22(e), the Companies are not party, or otherwise subject, to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of, or entitlement to, a corresponding amount of cash (other than a financing arrangement in the ordinary course of business).

                  (f) Except as set forth in Schedule 4.22(f), the Companies are not a member of or party to any joint venture, limited liability company, partnership or other arrangement or contract which is treated as a partnership for federal income Tax purposes. The Companies are not party to any tax sharing agreement.

                  (g) None of the assets of the Companies constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of
         Section 168 of the Code, and none of the assets reflected on the Unaudited Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Companies are not treated as the owner for federal income Tax purposes.

                  (h) The Companies have not made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any payments that could be nondeductible by reason of Section 280G or 162(m) of the Code.

                  (i) The Companies are not required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

                  (j) The Companies do not have any liability for Taxes of any person other than itself under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

                  (k) The Companies have not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have
         Section 341(f)(2) of the Code apply to any disposition of a subsection
         (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Companies.

                  (l) The Companies have not requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority that would affect any taxable period after the Closing Date.

                  (m) Each of the Companies is a small business corporation as defined in Section 1361 of the Code and since the taxable year beginning January 1, 1987 has had in effect a valid election to be treated as an "S" corporation for federal income Tax purposes under the Code and in the State of New Jersey. Nimco files a state income Tax Return only in New Jersey. Naporano Iron files state income tax returns only in New York and New Jersey and files an income tax return with the City of New York, New York.

                  (n) None of the assets of the Companies are subject to the built-in gains tax under Section 1374 of the Code.

         4.23 Employee Benefit Plans.

                  (a) Except as set forth on Schedule 4.23(a), none of the Companies nor any of their respective ERISA Affiliates maintains, is a party to, participates in, or has any liability or contingent liability with respect to any of the following to the extent it covers employees of the Companies: (i) "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), respectively) other than a multi-employer plan (as defined in Section 3(37) of ERISA); (ii) retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant, officers, members, managers or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA); or (iii) employment agreement or consulting agreement. Except as set forth on Schedule 4.23(a), none of the plans described on such schedule 4.23(a) (the "Benefit Plans") is subject to Title IV of ERISA. Each of the Benefit Plans complies and has been administered in form and operation in all material respects with all applicable requirements of applicable Law, and to the knowledge of the Sellers no event has occurred which will or could cause any such Benefit Plan to fail to comply with such requirements, and no notice has been issued by any Governmental Agency questioning or challenging such compliance. Each Benefit Plan which constitutes a "group health plan" (as defined in Section 607(i) of ERISA or Section 4980B(g)(2) of the Code), has been operated in compliance with the health care continuation requirements of Section 601, et. seq., of ERISA or Section 4980B of the Code and the regulations thereunder ("COBRA") and the portability and nondiscrimination requirements of Sections 9801 and 9802 of the Code and Section 701, et. seq. of ERISA, to the extent such requirements are applicable.

                  (b) The Companies have delivered to MTLM, with respect to each Benefit Plan, to the extent applicable, correct and complete copies of:
         (i) the document establishing or
         embodying the plan and all trust agreements relating thereto or the funding thereof, each as in effect on the date hereof; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules; (iii) the most recent Internal Revenue Service determination letter; (iv) the most recent summary plan description; (v) the most recent accountant's opinion of the plan's financial statements; (vi) to the extent reasonably requested by MTLM with respect to any Benefit Plan sponsored by the Companies any contracts relating to any Benefit Plan or the funding thereof, including all insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, as in effect on the date hereof; and (vii) in the case of any Benefit Plan which is not in written form, an accurate description of such Benefit Plan as in effect on the date hereof, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) None of the Companies nor any of their respective ERISA Affiliates have any obligations under any Benefit Plans or otherwise to provide post-employment medical or life benefits, except as specifically required by COBRA or other applicable law.

                  (d) None of the Companies nor any of their respective ERISA Affiliates has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Benefit Plan, nor to the knowledge of the Sellers has there otherwise been any prohibited transaction with respect to any Benefit Plan.

                  (e) Other than routine claims for benefits, there are no pending or, to the knowledge of the Sellers and their respective ERISA Affiliates, threatened, actions, suits or claims against any Benefit Plan or the assets thereof or by any Benefit Plan against any Person, and, to the knowledge of the Sellers, no facts exist which could give rise to any such actions, suits or claims.

                  (f) With respect to any Benefit Plan which is intended to be qualified under Section 401(a) of the Code: (i) each such plan has received a favorable determination letter issued with respect thereto by the Internal Revenue Service and there have not been any material amendments to any such plan which are not the subject of a favorable determination letter; and (ii) to the knowledge of the Sellers no event has occurred that would or could give rise to disqualification of any such plan under such sections or to a tax under Section 511 of the Code.

                  (g) None of the assets of any Benefit Plan are invested in employer securities or employer real property.

                  (h) There have been no acts or omissions by the Companies or any of their respective ERISA Affiliates which have given rise to or may give rise to material fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Companies or any of their respective ERISA Affiliates may be liable.

                  (i) None of the payments contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection
         (b)(4) thereof)).

                  (j) None of the Companies nor any of their ERISA Affiliates maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan, program, policy or arrangement, other than multiemployer plans and the Benefit Plans.

                  (k) There has been no act or omission that would impair the ability of the Companies or any of their ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any Benefit Plan.

                  (l) Each employee pension benefit plan which is a multiemployer plan with respect to which, to the knowledge of the Sellers, the Companies or any of its ERISA Affiliates may have any liability or contingent liability (including liabilities that may be incurred in the future as a result of the terms of collective bargaining agreements that have been entered into as of the date hereof) is listed on Schedule 4.23(b).

         4.24 Employment and Labor Matters.

                  (a) Schedule 4.24 sets forth a true, accurate and complete list of the names and hourly rates as of April 30, 1998 of all hourly employees and the names, titles and annual compensation for all salaried employees for calendar years 1996 and 1997. The Companies have at all times conducted and are currently conducting their respective businesses in compliance in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

                  (b) Except as set forth on Schedule 4.24, there is, and during the past five (5) years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or to the knowledge of the Sellers threatened against or involving the Companies. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement between the Companies and their respective employees is pending and no claim therefor has been asserted. Except as set forth on Schedule 4.24, none of the employees of the Companies are covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated, and no attempt is currently being made or during the past three (3) years has been made to organize any employees of the Companies to form or enter a labor union or similar organization.

                  (c) Except as set forth on Schedule 4.24 and to the knowledge of the Sellers, no executive, key employee, or group of employees has any plans to terminate its employment with the Companies as a result of this Agreement or otherwise. Schedule 4.24 contains a list of contracts, agreements or plans of the following nature, whether formal or informal, and whether or not in writing, to which the Companies are party or under which it has an obligation: (i) employment agreements; (ii) employee handbooks; (iii) non-competition agreements; and (iv) consulting agreements.

         4.25 Insurance.

                  (a) Schedule 4.25(a) sets forth a true, accurate and complete list of all policies of fire and casualty, liability, workmen's compensation, title and other forms of insurance held by the Companies and applicable to the Business or any asset of the Companies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid (or will be paid by the Companies prior to the due dates therefor), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with: (i) all requirements of Law; and (ii) all Contracts to which the Companies are a party. Except as set forth on
         Schedule 4.25(a), the Companies have not been refused any insurance with respect to its assets or the operations of the Business, and its coverage with respect thereto has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years. To the knowledge of Sellers and the Supervisor of Environmental Safety of the Companies and except as set forth on Schedule 4.25(a), there are no outstanding requirements or written recommendations made by, or on behalf of, any insurance company that issued a policy with respect to the assets or the operations of the Business requiring or recommending the taking of any action with respect to the assets or the operations of the Business.

                  (b) Schedule 4.25(b) sets forth a true, accurate and complete list of all claims that have been made by the Companies within the past three (3) years under any workmen's compensation, general liability, property or other insurance policy held by the Companies with respect to the assets or the operations of the Business. Except as set forth on
         Schedule 4.25(b), there are no pending or to the knowledge of the Sellers threatened claims under any insurance policy with respect thereto. The claim information set forth on Schedule 4.25(b) includes the following information with respect to each accident, loss, or other event: (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date; and (iv) the amounts paid or expected to be paid or reserved.

         4.26 Brokerage. Except for McDonald & Company Securities, Inc. ("McDonald") no broker or finder has acted directly or indirectly for the Companies in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by, or on behalf of, the Sellers or the Companies.

         4.27 Capital Improvements. Schedule 4.27 sets forth a true, accurate and complete list of all of the capital improvements and purchases and other capital expenditures in excess of $50,000 to which the Companies have committed with respect to the Business or for which it has contracted with respect to the Business, and which have not been completed prior to the date hereof the cost and expense reasonably estimated to complete such work and purchases (the "Capital Expenditure Budget").

         4.28 Computer System. Except as set forth on Schedule 4.28, since December 31, 1997 the Companies have not experienced any significant interruption or downtime that has materially affected the Company's ability to maintain its books and records or generate the financial reports customarily generated by the Company in the ordinary course of business.

         4.29 [Not Used.]

         4.30 No Conflict of Interest. Except as set forth on Schedule 4.30, neither the Companies nor any of their Affiliates has any direct or indirect interest in any other Person which conducts a business similar to, or in competition with, the Business.

         4.31 [Not Used.]

         4.32 Records. The copies of the articles of incorporation and by-laws of the Companies that were provided to MTLM are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Companies provided to MTLM for review contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Companies taken by written consent or at a meeting since January 1, 1993. All material corporate actions taken by the Companies have been duly authorized or ratified. The stock ledgers of the Companies, as previously provided to MTLM, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Companies.

         4.33 Accuracy of Statements. The representations and warranties by the Sellers, and as each has been amended or supplemented in accordance herewith or therewith, in this Agreement, and any Related Agreement, taken as a whole do not contain or will not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, taken as a whole, and as each has been amended or supplemented in accordance herewith or therewith.

         4.34 Investment Intent. The Sellers represent that: (i) the Sellers are acquiring the MTLM Common Stock pursuant to this Agreement solely for the account of the Sellers for investment purposes and not with a view to the distribution thereof within the meaning and in violation of the Securities Act;
(ii) the Sellers are accredited with knowledge and experience in business and financial matters; and (iii) the Sellers have had access to all MTLM SEC Reports filed by MTLM during the last two (2) fiscal years, and have had the opportunity to obtain additional information as desired to evaluate the merits and risks inherent in holding the MTLM Common Stock.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                     OF MTLM

         MTLM hereby represents and warrants to the Sellers as follows:

         5.1 Due Organization. MTLM is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its respective businesses as now owned, leased and operated. MTLM is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification.

         5.2 Due Authorization. MTLM has full requisite power and authority to execute, deliver and perform this Agreement, the Related Agreements, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MTLM of this Agreement, the Related Agreements, and the consummation by MTLM of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors (or its executive committee) of MTLM, and no other actions or proceedings on the part of MTLM are necessary to authorize the execution, delivery and performance by MTLM of this Agreement, the Related Agreements, or the transactions contemplated hereby and thereby. MTLM has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement constitutes and the Related Agreements upon their execution and delivery will constitute legal, valid and binding obligations of MTLM enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         5.3 Consents and Approvals of Governmental Agencies and Other Persons. Neither the execution or delivery of this Agreement or any Related Agreement by MTLM, nor the consummation by MTLM of the transactions contemplated hereby or thereby or compliance by MTLM with, or fulfillment by, MTLM of the terms and provisions hereof or thereof, requires any consent, approval or authorization of, or declaration, filing or registration with, or permit, license or order from, any Governmental Agency, or any other Person or entity.

         5.4 Brokerage. No broker or finder has acted directly or indirectly for MTLM in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by, or on behalf of, MTLM.

         5.5 MTLM Common Stock. MTLM has taken all action necessary to authorize and approve the issuance of the MTLM Common Stock at the Closing Date. The MTLM Common Stock will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable. There are no statutory or contractual shareholders' preemptive rights or rights of refusal with respect to the issuance of the MTLM Common Stock upon execution of this Agreement or consummation of the transactions contemplated hereby.

         5.6 SEC Filings. MTLM has filed and made available to the Sellers all MTLM SEC Reports for the past two (2) years. The MTLM SEC Reports: (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such MTLM SEC Reports or necessary in order to make the statements in such MTLM SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of MTLM included in the MTLM SEC Reports ("MTLM Financial Statements") complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and NASDAQ with respect thereto, and were, when filed, in accordance with the books and records of MTLM, complete and accurate in all material respects, and present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of MTLM and its subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information.

         5.7 SEC Filings Correct and Complete. As of the date hereof, the MTLM SEC Reports (taken as a whole, and as each has been supplemented or amended by subsequent filings), do not contain any untrue statement of a material fact or omit to state a material fact necessary, in light of the circumstances under which they were made, to make the statements made in the MTLM SEC Reports not misleading (taken as a whole, and as each has been supplemented or amended by subsequent filings). Except as otherwise disclosed in the MTLM SEC Reports, there are no actions, suits, mediations, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or to the knowledge of MTLM threatened against MTLM or other events which would have a material adverse effect on the business, operating assets, liabilities, results of operation, cash flows or financial condition of MTLM taken as a whole.

                                   ARTICLE VI
                            COVENANTS OF THE SELLERS

         6.1 Implementing Agreement. Subject to the terms and conditions hereof, the Sellers shall take all actions reasonably required of them to fulfill their obligations under the terms of this Agreement and shall otherwise use commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, the Sellers shall not take any action that would have the effect of preventing or impairing the performance of their obligations under this Agreement.

         6.2 Consents and Approvals. The Sellers shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, all such consents and approvals by each party to any of the Contracts; provided that MTLM shall be consulted prior to any contact being made by either Company (or any representative of the Companies) with any third party to obtain any such consent or approval. The Sellers shall cause the Companies and their Affiliates to, make all filings, applications, statements and reports to all Governmental Agencies and other Persons which are required to be made prior to the Closing Date, by or on behalf of, the Companies, or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby, including prompt filings (within two Business Days after execution hereof) under the HSR Act and expedited submission of all materials required by any Governmental Agency in connection with such filings.

         6.3 Conduct of the Companies. The Sellers covenant and agree that, except as otherwise approved by MTLM in writing after date hereof and prior to the Closing, and except as otherwise permitted by this Agreement, the Sellers shall cause the Companies to:

                  (a) conduct the Business only in the ordinary course of business consistent with past practice;

                  (b) use reasonable efforts to preserve its assets, businesses and relationships with customers, suppliers and others having business relationships with each of them, and to retain the services of present officers, employees and agents;

                  (c) not sell, lease, mortgage, pledge or otherwise acquire or dispose of any properties or assets, except in the ordinary course of business consistent with past practice, and not grant any security interest in any of its assets other than for purchase money security interests or under the Fleet Loan Agreement;

                  (d) except for increases or changes in the ordinary course of business consistent with past practice and except as required by Law, not increase or otherwise change the rate or nature of the compensation (including wages, salaries, bonuses and other benefits) paid or payable to any of its respective employees;

                  (e) not: (i) amend its Articles of Incorporation or By-Laws;
         (ii) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock, or enter into any agreement obligating it to do any of the foregoing; or (iii) authorize or pay any dividend, distribution or split, combine or reclassify any common stock of the Companies or redeem, purchase, acquire or offer to acquire any outstanding shares of common stock of the Companies, except for distributions to the Sellers of certain assets of the Companies described in Schedule 6.3;

                  (f) not make any changes in its accounting principles or practices;

                  (g) other than as contemplated by the Capital Expenditure Budget not make any capital expenditures (or commitments therefor) in excess of $75,000;

                  (h) not enter into any contract involving the payment of an aggregate amount in excess of $75,000 or involving obligations that extend beyond one year, except in the ordinary course of business consistent with past practice or as otherwise contemplated by the Capital Expenditure Budget;

                  (i) not loan or advance funds to, or forgive any debt of, any person, except in the ordinary course of business;

                  (j) incur any indebtedness for borrowed monies other than borrowings in the ordinary course of business under the Fleet Loan Agreement and indebtedness borrowed from MTLM and incurred in the ordinary course of business and consistent with such practice;

                  (k) not make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitation in respect of any such Taxes; or

                  (l) not take or cause or permit to be taken any action which could cause the termination of either the Companies' elections to be treated as an "S" corporation under the Code;

                  (m) not enter into any commitment to do any of the foregoing.

         6.4 Access to Information. The Sellers shall cause the officers, directors, employees and agents of the Companies to afford the officers, employees, attorneys, accountants, environmental consultants and other agents of MTLM reasonable access during normal business hours which does not interfere with the operations of the Companies, from the date hereof to the Closing, to the officers, employees, agents, properties, books and records of the Companies. The Sellers shall, or shall cause the Companies to, furnish MTLM all financial, tax, operating and other data and information relating to the Companies as MTLM through its officers, employees, attorneys, accountants, environmental consultants or agents, may reasonably request.

         6.5 Resignation of Officers and Directors. The Sellers shall, or shall cause the Companies to deliver at closing to MTLM, the resignation of the current officers and directors of the Companies from such offices (other than William Schmeidel and such other officers and directors identified in writing to the Sellers no later than two (2) Business Days prior to the Closing Date).

         6.6 Exclusivity. The Sellers shall not, and shall not permit the Companies or any of the officers, directors or employees or any financial advisors, brokers, shareholders of the Companies or any Person acting on behalf of the Companies, to consider, solicit or negotiate, or cause to be considered, solicited or negotiated on behalf of the Companies, or provide or cause to be provided information to any third party in connection with, any proposal or offer from a third party with respect to the acquisition of any or all of the Companies or the Shares, or all or substantially all of its assets, until the date, if any, that the transactions contemplated by this Agreement have been terminated by the parties in accordance with the terms of this Agreement.

         6.7 Interim Financial Statements. The Sellers shall or shall cause the Companies to provide to MTLM as soon as practicable after the end of each calender month prior to the Closing Date, combined financial statements of the Companies, consisting of a balance sheet as of the end of such month and an income statement and statement of cash flows for that month and for the portion of the year then ended (the "Interim Financial Statements"). Each set of Interim Financial Statements, when delivered to MTLM, shall be accompanied by a certificate of the Chief Financial Officers of the Companies certifying that such Interim Financial Statements were prepared from the books and records of the Companies and were prepared on a basis consistent with past practices of the Companies (except for footnote disclosure and subject to customary year end adjustments).

         6.8 Trading in MTLM Common Stock. Except as otherwise expressly consented to by MTLM, from the date hereof until the Closing Date, none of the Sellers (individually or collectively), the Companies or any Affiliate thereof shall directly or indirectly purchase or sell (including short sales) any shares of MTLM Common Stock or puts, calls, options or other derivative securities relating to MTLM in any transactions effected on NASDAQ or otherwise.

         6.9 Tax Indemnity.

                  (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of the Companies that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date. For purposes of allocating gross income and deductions between deemed short taxable years, all amounts of income and deduction shall be deemed to have accrued pro rata during the actual taxable years of the Companies, except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred.

                  (b) The Sellers agree to jointly and severally indemnify the MTLM Indemnified Parties against, and agrees to hold each of them harmless from, (i) any and all Taxes with respect to the Companies for any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date or reserved on the Closing Date Balance Sheet and (ii) any and all Taxes with respect to the Companies arising under Sections 1374 and 1375 of the Code in connection with the Election. Any Taxes attributable to the operations of the Companies payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.

                  (c) Each party shall have the right, at its own expense, to control and defend any audit or proposed assessment or determination by an Governmental Authority, to initiate any claim for refund, to file any amended return, and to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes (including the right to agree to any assessment, deficiency or settlement thereof) for any taxable period for which that party is charged with responsibility for filing a Tax Return; provided, however, that in the event that a party not charged with responsibility for filing a Tax Return under this agreement is paid a refund, such party shall pay such refund to the party so charged within seven days of receipt of such refund. MTLM shall as promptly as practicable and in any event within 20 days following receipt thereof forward to Sellers all written notifications and other written communications from any Governmental Authority relating to any audit, examination, assessment or other proceeding regarding a liability for Taxes for any taxable period, for which Sellers are charged with payment or indemnity responsibility under this Agreement (a "Proceeding"), and MTLM shall execute or cause to be executed any powers of attorney or other documents requested by Sellers to enable Sellers to take any and all actions desired by Sellers with respect to any Proceedings for any such period.

         6.10 Supplemental Information. From time to time prior to the Closing, the Sellers shall, or shall cause the Companies to, disclose promptly in writing to MTLM any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to MTLM or which would render inaccurate any of the representations, warranties or statements set forth in Article IV hereof. If MTLM consummates the transactions contemplated by this Agreement despite a breach of any representation or warranty disclosed pursuant to this Section 6.10, then such disclosure shall be deemed to cure such breach of such representation or warranty to the extent of such disclosure.

         6.11 Environmental Expenses.

                  (a) Environmental Work. The Sellers shall be responsible for and liable to pay all costs and expenses whatsoever relating to conducting the following work to correct certain environmental conditions (the "Identified Environmental Work"):

                           (i) at the Companies' Nimco Shredding site, Sellers
                  shall construct and install all appropriate equipment and infrastructure so that any stormwater that is discharged or emitted from that facility will receive, before it is discharged, appropriate processing and/or treatment through an oil water separator, so that any oil or petroleum substances that may be discharged with the stormwater are consistent with the facility's NJPDES/DSW General Permit for Stormwater Discharges; and

                           (ii) at the Companies' Foot of Hawkins Street site,
                  Sellers shall construct a shed appropriate for storing in a safe and appropriate manner all of the aluminum dross that is generated or stored at that facility.

         The Companies, under the direct supervision and control of Sellers, shall complete the Identified Environmental Work as quickly as is practicable. Sellers may use their own consultants or contractors of their own choosing, to be retained by the Companies at Sellers' sole cost and expense to accomplish the Identified Environmental Work, but MTLM and/or consultants retained by MTLM shall have the right at MTLM's sole cost and expense, to review and inspect the plans for and implement the Identified Environmental Work, and before causing the conduct of any and all material phases of the Identified Environmental Work, Sellers must obtain the approval of MTLM, which approval shall not be unreasonably withheld.

         With respect to the portion of the Leased Real Property known as Upland of Berths 61 and 63 at Port Newark (the premises currently being vacated at Port Newark) (the "Upland Berths"), Sellers shall promptly reimburse the Companies for all costs and expenses for any and all environmental site investigations or remediations that may be necessary to comply with the applicable requirements contained in the lease agreements between Naporano Iron and the Port Authority of New York and New Jersey (the "Port Authority") applicable to Naporano Iron's vacating and surrendering the Upland Berths to the Port Authority.

                  (b) Indemnity. The Sellers shall indemnify, defend and hold harmless MTLM and the Companies from any and all Losses that arise in connection with any site investigation or remediation that may be reasonably necessary to comply with applicable Environmental Laws and that are reasonably likely to be required by a Governmental Agency with jurisdiction as a result of environmental conditions which existed or activities which occurred at or are related to the Companies' operations prior to Closing other than the Identified Environmental Work (the "Indemnified Environmental Work"). Sellers' obligations under this
Section 6.11(b) shall terminate on the fifth anniversary of the Closing Date, with the exception of those Losses associated with activities contemplated thereunder that had already been commenced or for which Sellers have been provided notice in accordance with Section 13.9 of this Agreement, as of the fifth anniversary of the Closing. Losses occurring under this Section 6.11(b) are subject to the provisions of Article XXII including counting toward the $1,000,000 threshold and the $8,000,000 indemnification limitation specified in
Section 12.8.

                  (c) Consultants and Approvals. With respect to actions undertaken in accordance with the last paragraph of Section 6.11(a) and Section 6.11(b), MTLM shall select the environmental consultant(s) to perform such actions, who shall perform the work at MTLM's direction. MTLM shall instruct such environmental consultant(s) to develop a course of action or remediation plan which meets all of the following criteria (collectively, the "Cleanup Criteria"): (i) such course of action or remediation plan is the lowest cost practicable response to such environmental condition,

(ii) such course of action or remediation plan complies with applicable Environmental Law in the opinion of local environmental counsel and (iii) such course of action or remediation plan does not in the good faith opinion of any of the Sellers or Albert A. Cozzi, President and Chief Operating Officer, or his successor, materially interfere with the operations of the Business. Sellers shall be afforded a reasonable time to review and comment on any course of action or remediation plans prepared by said environmental consultant(s) for any environmental work proposed in connection with such activities and MTLM shall provide Sellers with reasonable notice of any implementation date of such course of action or remediation plan; provided however, that the foregoing shall not restrict MTLM from taking any course of action or implementing any remediation plan (an "Imminent Action") with respect to any environmental condition which presents an imminent health risk or imminent risk to the environment. If Sellers disagree that any proposed course of action or remediation plan (other than an Imminent Action) meets the Cleanup Criteria then the Sellers shall notify MTLM of such disagreement in writing prior to the implementation date of such proposed course of action or remediation plan and within five Business Days after such notice, submit to MTLM a written alternative proposal to such proposed course of action or remediation plan which describes in reasonable detail how such alternative proposal better meets the Cleanup Criteria (the "Alternative Proposal"). If MTLM does not agree with the Alternative Proposal then MTLM, Sellers and their respective engineers, consultants and legal advisers shall negotiate in good faith to develop a proposed course of action or remediation plan which best meets the Cleanup Criteria. If the parties are unable to agree within thirty (30) days, MTLM may nonetheless proceed with its proposed course of action or remediation plan and the liability for Losses relating to such course of action or remediation plan shall be submitted to binding arbitration in accordance with Section 12.10. If Sellers disagree that an Imminent Action complied with, or will comply with, the Cleanup Criteria taking into consideration the facts available to MTLM at the time of implementation of the Imminent Action and the time in which MTLM had to implement such Imminent Action, then Sellers shall notify MTLM of such disagreement and submit to MTLM a written alternative proposal to such Imminent Action within thirty (30) days of implementation of such Imminent Action which describes in reasonable detail how such alternative proposal better meets the Cleanup Criteria taking into consideration the facts available to MTLM at the time of the implementation of the Imminent Action and the time in which MTLM had to implement such Imminent Action. If MTLM, on the one hand, and Sellers, on the other hand, do not agree as to the others proposal regarding an Imminent Action, then the parties shall negotiate in good faith to resolve their differences and allocate liability for the Losses relating to such Imminent Action. If the parties are unable to agree within thirty (30) days with respect to the disputed Imminent Actions, such matters shall be submitted to binding arbitration pursuant to Section 12.10. Any such activities shall be conducted in such a manner so as to minimize disruption of the Business. MTLM shall provide Sellers and their representatives access at all reasonable times after the Closing Date to the relevant portions of the Companies' properties to monitor Indemnified Environmental Work and any environmental work at the Upland Berths.

         6.12 [Not Used.]

         6.13 [Not Used.]

         6.14 Indemnified Litigation Matters. Sellers shall indemnify and hold harmless the Companies and their Affiliates from and after Closing with respect to any Losses incurred with respect to the litigation matters set forth on
Schedule 6.14 net of any insurance proceeds received by the Companies prior to or after the date hereof. If the Companies' recoveries from any insurance proceeds with respect to any such Loss exceeds the amount of such Loss, MTLM shall cause the Companies to promptly pay the amount of such excess to the Sellers.

         6.15 Port Authority Capital Expenditures. Sellers shall indemnify and hold harmless the Companies and their Affiliates from and after Closing Date from any costs and expenses incurred by the Companies which are necessary to complete the capital expenditures referred to in the Capital Expenditure Budget with respect to the Leased Real Property leased from the Port Authority to the extent that such costs and expenses payable by the Companies under the applicable lease agreement with the Port Authority exceed $1,000,000.

         6.16 Pension Withdrawal Liability. In the event that the Companies withdraw from the Local 734 Pension Fund on or before August 1, 2000 (other than in violation of the applicable collective bargaining agreement), which withdrawal results in withdrawal liability under Title IV of ERISA to the Companies, Sellers will indemnify and hold the Companies harmless from any Losses constituting such withdrawal liability and attributable to periods prior to the Closing Date. Prior to the Closing, the Sellers will use commercially reasonable efforts to obtain a withdrawal liability estimate from the Trustees of the Local 734 Pension Fund with respect to any withdrawal liability relating to periods prior to the Closing Date. If such estimate has not been obtained prior to Closing, MTLM shall use commercially reasonable efforts to obtain such estimate thereafter.

                                   ARTICLE VII
                                COVENANTS OF MTLM

         7.1 Implementing Agreement. Subject to the terms and conditions hereof, MTLM shall take all actions reasonably required of it to fulfill its obligations under this Agreement and shall use commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         7.2 Consents and Approvals. MTLM shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the perform ance of its obligations under this Agreement and the consummation of the transactions contemplated hereby. MTLM shall make all filings, applications, statements and reports to all Governmental Agencies and other Persons which are required to be made prior to the Closing Date by, or on behalf of, MTLM or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby, including prompt filings under the HSR Act and expedited submission of all materials required by any Governmental Agency in connection with such filings.

         7.3 Board Appointment. Subject to the approval of MTLM's shareholders, MTLM shall promptly cause Joseph F. Naporano or Andrew J. Naporano, Jr. (as MTLM and the Sellers shall mutually agree) to be appointed to the board of directors of MTLM until the earlier of: (i) the third anniversary of the Closing Date; and (ii) the date upon which the Sellers collectively own less than 50% of the MTLM Common Stock issued to them pursuant to the terms of this Agreement (inclusive of the Escrow Shares).

         7.4 Guarantee Releases. To the extent that Sellers and their Affiliates are not unconditionally released and discharged as of Closing from any obligations any of them may have under any Sellers Guarantees, MTLM shall indemnify and hold harmless the Sellers and their Affiliates against any Losses arising therefrom and shall use from and after Closing commercially reasonable efforts to obtain the unconditional release and discharge of the Sellers and their Affiliates from the Sellers Guarantees.

         7.5 Office of the President. Following the Closing Date, MTLM shall invite Andrew J. Naporano, Jr. to join and attend all the meetings of the Office of the President of MTLM.

         7.6 Disclosure to Sellers. MTLM hereby covenants and agrees to provide promptly Sellers with all MTLM SEC Reports and press releases from the date hereof to the Closing Date. Prior to Closing, MTLM shall cause its officers, directors and employees to be reasonably available to Sellers during normal business hours to ask questions of, and receive answers from such individuals on matters pertaining to MTLM and its Affiliates reasonably necessary for Sellers to make an informed investment decision regarding the MTLM Common Stock.

         7.7 Conduct of the Business. If the Closing Date occurs prior to the date of the Closing Date Balance Sheet, MTLM agrees that, except as otherwise approved by the Sellers in writing, it shall cause the Companies to comply with Sections 6.3(a)-(k) and 6.3(m) hereof (other than with respect to obtaining the consent of MTLM) from the Closing Date until the date of such Closing Date Balance Sheet; provided, however, that if the Fleet Loan Agreement is terminated, the Companies may incur indebtedness for borrowed money in the ordinary course of business consistent with past practice under any credit facility up to the amount that may be borrowed under the Fleet Loan Agreement.


                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                   THE SELLERS

         Each and every obligation of the Sellers under this Agreement to be performed at the Closing, shall be subject to the satisfaction of the following conditions at or before the Closing:

         8.1 Truth of Representations and Warranties. The representations and warranties of MTLM contained in Article V shall be, in all material respects, true and accurate as of the date when made and as of the Closing Date.

         8.2 Performance of Covenants. MTLM shall have, in all material respects, performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         8.3 No Governmental or Other Proceeding or Litigation. No order of any Governmental Agency shall be in effect that restrains or prohibits the transactions contemplated hereby, and no suit, action, or other proceeding by any Governmental Agency shall have been instituted or threatened by any Governmental Agency which seeks to restrain or prohibit the transactions contemplated hereby. The applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

         8.4 Necessary Consents. The Companies and the Sellers shall have received consents, in form and substance reasonably satisfactory to them, to the transactions contemplated hereby from all appropriate Governmental Agencies and from the other parties to all contracts, leases, agreements and permits set forth on Schedule 8.4. In addition, the Companies shall have received evidence (satisfactory to the Companies) that all necessary governmental filings have been made by the parties, and that all related governmental waiting periods (other than the HSR Act waiting period) have expired or have been terminated or waived early.

         8.5 Closing Deliveries. MTLM shall have furnished to the Sellers all of the agreements, documents and items specified in Section 10.3.

         8.6 Material Adverse Change in MTLM. Since the date of this Agreement, there has been no change in MTLM's business, operating assets, liabilities, results of operation, cash flows or financial condition which are material and adverse to MTLM's business taken as a whole.


                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                      MTLM

         Each and every obligation of MTLM under this Agreement to be performed at the Closing shall be subject to the satisfaction of the following conditions at or before the Closing:

         9.1 Truth of Representations and Warranties. The representations and warranties of the Sellers contained in Article IV shall be, in all material respects, true, accurate, and complete as of the date when made and at and as of the Closing Date.

         9.2 Performance of Covenants. The Sellers shall have, in all material respects, performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         9.3 No Governmental or Other Proceeding or Litigation. No order of any Governmental Agency shall be in effect that restrains or prohibits the transactions contemplated hereby, and no suit, action, or other proceeding by any Governmental Agency shall have been instituted or threatened by any Governmental Agency which seeks to restrain or prohibit the transactions contemplated hereby. The applicable waiting period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement.

         9.4 Necessary Consents. MTLM shall have received consents, in form and substance reasonably satisfactory to MTLM to the transactions contemplated hereby from all appropriate Governmental Agencies and from the other parties to all contracts, leases, agreements and permits set forth on Schedule 9.4. In addition, MTLM shall have received evidence (satisfactory to MTLM) that all necessary governmental filings have been made by the parties and that all related governmental waiting periods (other than the HSR Act waiting period) have expired or have been terminated or waived early.

         9.5 Absence of Material Adverse Change in the Companies. There shall have been no changes in the business, properties or financial condition of the Companies during the period from December 31, 1997 to the Closing Date which would have a Material Adverse Effect.

         9.6 Audit of Financial Statements. MTLM shall have received the results of a completed audit of the financial statements of the Companies from Price Waterhouse LLP including the related audit report of Price Waterhouse LLP, satisfying all accounting and auditing procedures necessary for MTLM to report the existence of this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby, immediately following their consummation in accordance with all applicable rules and regulations under the Securities Act and Exchange Act and all related interpretations of the SEC.

         9.7 Previous Title Insurance Policies and Surveys. The Sellers shall have procured and delivered to MTLM, copies of all existing title insurance policies and copies (or originals) of surveys (amended as of March 5, 1998) performed by a professional land surveyor.

         9.8 Closing Deliveries. The Sellers shall have furnished MTLM all of the agreements, documents and items specified in Section 10.2.

         9.9 Updated Title Insurance. MTLM shall have received ALTA 1992 Owner's title insurance policies insuring the Companies with respect to the Owned Real Properties in each case in amounts reasonably determined by MTLM to be the fair market values of such Owned Real Properties. Such insurance policies shall insure that the Companies have the title to the Owned Real Property described in
Section 4.11. The cost of such title insurance policies will be borne solely by MTLM.

         9.10 Updated Surveys. MTLM shall have received current ALTA surveys of the Owned Real Property and of the Leased Real Property leased from the Port Authority which surveys shall be acceptable to the title insurance company issuing the title insurance policies referred to in Section 9.9 to delete the general exceptions for survey matters.

         9.11 Estoppel Certificates. MTLM shall have received estoppel certificates from the owners of the Leased Real Property which are Affiliates of the Companies certifying to MTLM that the lease is in full force and effect, the lease has not been amended except as stated on the certificate, that there are no defaults by the Companies under the lease, that rent under the lease is current and that a copy of the lease is attached as Exhibit I.


                                    ARTICLE X
                    CLOSING; CLOSING DATE; CLOSING DELIVERIES

         10.1 Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to a provision of Article XII, a closing ("Closing") will be held five (5) Business Days after the conditions set forth in Articles VIII and IX have been satisfied or otherwise waived at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, 60603, at 10:00 A.M. Chicago time (or at such other place and time as shall be agreed upon by the parties hereto) (the "Closing Date").

         10.2 Closing Deliveries of the Sellers. At Closing, in addition to any other documents or agreements required under this Agreement, the Sellers shall deliver to MTLM each of the following:

                  (a) The long-form articles of incorporation for each of the Companies, certified by the Secretary of State of New Jersey, and dated no more than thirty (30) calendar days prior to the Closing Date;

                  (b) A Certificate of Good Standing for the Companies issued by the appropriate Governmental Agency in the State of New Jersey and in each jurisdiction in which the Companies are qualified to conduct business as a foreign corporation, and dated not more than thirty (30) calendar days prior to the Closing Date;

                  (c) Certificates of the Secretary or an Assistant Secretary from each of the Companies, dated the Closing Date, in form and substance reasonably satisfactory to the Companies, certifying: (i) the by-laws and Articles of Incorporation of the Companies; (ii) the resolutions of the board of directors of the Companies, authorizing and approving the execution, delivery, and performance of this Agreement, and the transactions contemplated hereby; and (iii) incumbency and signatures of the officers of executing this Agreement;

                  (d) A certificate, dated the Closing Date, of an executive officer of the Companies certifying the compliance by the Companies with Sections 9.1 and 9.2;

                  (e) The resignations of the officers and directors of the Companies as set forth in Section 6.5;

                  (f) The Employment Agreement between MTLM and Joseph Naporano, duly executed by Joseph Naporano;

                  (g) The Employment Agreement between MTLM and Andrew Naporano, Jr., duly executed by Andrew Naporano, Jr.;

                  (h) The Employment Agreement between MTLM and John Naporano, duly executed by John Naporano;

                  (i) The Non-competition Agreement between MTLM and Joseph Naporano;

                  (j) The Non-competition Agreement between MTLM and Andrew Naporano, Jr. duly executed by Andrew Naporano, Jr.;

                  (k) The Escrow Agreement, duly executed by the Sellers, and the Escrow Agent;

                  (l) A duly executed Opinion of Seller's Counsel;

                  (m) The Registration Rights Agreement, duly executed by the Sellers and MTLM;

                  (n) Evidence of all consents, waivers or approvals required in this Agreement to be obtained by the Sellers or the Companies pursuant to Section 8.4 with respect to the consummation of the transactions contemplated by this Agreement have been obtained;

                  (o) Stock certificates evidencing all of the Shares held by the Sellers immediately prior to Closing, and such certificates shall be either duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank and duly executed W-9 forms;

                  (p) Each Seller shall have delivered an affidavit stating, under penalties of perjury, such Seller's U.S. taxpayer identification number and that such Seller is not a "foreign person" as defined in
         Section 1445 of the Code;

                  (q) A Certificate from McDonald in form and substance reasonably satisfactory to MTLM acknowledging receipt of the consideration payable to McDonald pursuant to Section 2.2 and fully releasing and discharging the Companies from any and all liabilities, obligations and other Losses relating to McDonald as a result of the transactions contemplated hereby.

                  (r) The Option to Lease duly executed by the parties thereto;

                  (s) Executed certificates from the employees of the Companies being issued shares of MTLM Common Stock pursuant to Section 2.2 acknowledging receipt of such shares and in each case accompanied by a representation letter relating to Regulation D of the Securities Act in a form reasonably acceptable to MTLM and its counsel and by a duly executed IRS Form W-9 in a form reasonably acceptable to MTLM and its counsel; and

                  (t) Such other instruments, agreements, and documents as MTLM may reasona bly request or as may be otherwise necessary to evidence and effect the transactions contemplated by this Agreement.

         10.3 Closing Deliveries of MTLM. At the Closing, in addition to any other documents or agreements required under this Agreement, MTLM shall deliver to the Companies the following:

                  (a) Certificates of the Secretary or an Assistant Secretary of MTLM, dated the Closing Date, in form and substance reasonably satisfactory to the Companies certifying: (i) the by-laws and Articles of Incorporation of MTLM; (ii) the resolutions of the board of directors of MTLM (or executive committee thereof), authorizing and approving the execution, delivery, and performance of this Agreement, and the transactions contemplated hereby; and (iii) incumbency and signatures of the officers of MTLM executing this Agreement;

                  (b) Long-form certificates of incorporation or similar instruments of MTLM certified by the Secretary of State of the State of Illinois, and dated no more than ten (10) days prior to the Closing Date;

                  (c) Certificates, dated the Closing Date, of an executive officer of MTLM certifying the compliance by MTLM with Sections 7.1 and 7.2;

                  (d) Certificates of Good Standing for MTLM, issued by the Secretary of State of Illinois and dated no earlier than ten (10) calendar days prior to the Closing Date;

                  (e) Stock certificates representing that number of shares of MTLM Common Stock required in Section 2.2(a);

                  (f) Stock certificates representing the Escrow Shares;

                  (g) The Employment Agreement between MTLM and Joseph Naporano, duly executed by MTLM;

                  (h) The Consulting Agreement between MTLM and Joseph Naporano, duly executed by MTLM;

                  (i) The Employment Agreement between MTLM and Andrew Naporano, Jr., duly executed by MTLM;

                  (j) The Employment Agreement between MTLM and John Naporano, duly executed by MTLM;

                  (k) The Non-competition Agreement by and between MTLM and Joseph Naporano, duly executed by MTLM;

                  (l) The Non-competition Agreement by and between MTLM and Andrew Naporano, Jr., duly executed by MTLM;

                  (m) The Escrow Agreement, duly executed by MTLM;

                  (n) A duly executed Opinion of Purchaser's Counsel;

                  (o) The Registration Rights Agreement, duly executed by the Sellers and MTLM;

                  (p) Such other instruments, agreements, and documents as the Companies may reasonably request or as may be otherwise necessary to evidence and effect the transaction, contemplated by this Agreement; and

                  (q) Evidence of all consents, waivers or approvals required in this Agreement to be obtained by the Sellers or the Companies pursuant to Section 9.4 with respect to the consummation of the transactions contemplated by this Agreement have been obtained.


                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

         11.1 Methods of Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a) by mutual consent of MTLM and the Sellers;

                  (b) by MTLM or the Sellers, if the Closing has not occurred on or before October 31, 1998, unless (i) such date is extended beyond October 31, 1998 by Section 13.14 or (ii) the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement (or an Affiliate of such party) to perform any of its obligations under this Agreement required to be performed by it or them, as the case may be, at or prior to the Closing pursuant to the terms hereof.

         11.2 Requirements and Effect of Termination. In the event of the termination and abandonment of this Agreement by any party to this Agreement, pursuant to Section 11.1, written notice thereof shall forthwith be given to the other parties to this Agreement. Notwithstanding any such termination: (i) the provisions of Sections 13.7, 13.9, 13.10 and 13.11 hereof shall continue in full force and effect; and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.




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




                                   ARTICLE XII
                                 INDEMNIFICATION

         12.1 Survival. The representations and warranties of the parties contained in Articles IV and V shall survive the Closing for two (2) years except that the representations and warranties set forth in: (i) Section 4.22 shall survive the Closing until ninety days after the applicable statute of limitations, (ii) Section 4.21 shall survive the Closing for five (5) years,
(iii) Sections 4.11 and 4.14(a) with respect to title matters shall survive the Closing Date forty two (42) months and (iv) Section 4.2 and in the second sentence of Section 4.4 shall survive the Closing forever. No claim for indemnification may first be asserted after the applicable survival period. Notwithstanding the foregoing, nothing contained in this Agreement shall limit MTLM's remedies in the event of fraud.


         12.2 Indemnification by Sellers. Sellers jointly and severally agree to indemnify MTLM and its Affiliates and respective officers, directors, employees, agents, and representatives (the "MTLM Indemnified Parties") against, and agree to hold the MTLM Indemnified Parties harmless from, any and all Losses incurred or suffered by any of them relating to, arising out of, or in connection with any of the following:

                  (a) any breach of, or any inaccuracy in, any representation or warranty made by the Sellers or the Companies in this Agreement or any Related Agreement or any document delivered at the Closing;

                  (b) any breach of, or failure by, the Sellers to perform any covenant or obligation of Sellers set out or contemplated in this Agreement or any Related Agreement or any other document delivered at the Closing;

                  (c) any indemnity of Sellers described in Section 6.9; or

                  (d) the Severance Agreements dated November 2, 1978 between Aniello Naporano and the Companies and any payments due Ronald Weiszman under the Employment Agreement dated August 21, 1997 from and after closing.

         12.3 Indemnification by MTLM. MTLM agrees to indemnify the Sellers and their Affiliates and their respective officers, directors, employees, agents and representatives ("Seller Indemnified Parties") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, arising out of, or in connection with, any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by MTLM in this Agreement, or any Related Agreement or any other document delivered at the Closing;

                  (b) any breach of, or failure by, MTLM to perform any covenant or obligation of MTLM set out or contemplated in this Agreement, or any Related Agreement or any other document delivered at the Closing;

                  (c) any indemnity of MTLM described in Sections 2.5 and 7.4;

                  (d) a claim of a third party with respect to the Companies or any of their subsidiaries, former subsidiaries or any predecessor(s) thereof (the "Naporano Entities"), regardless of when such Losses arose or arise (including before, on or after the Closing Date) and regardless of by whom or when such Losses are asserted, except to the extent, and by the amount, that the Sellers would have at anytime been obligated to indemnify the MTLM Indemnified Parties pursuant to Section
         12.2 hereof; or

                  (e) the fact that such Seller Indemnified Party was a director, officer, agent or employee of the Naporano Entities, regardless of when such Losses arose or arise (including before, on or after the Closing Date) and regardless of by whom or when such Losses are asserted, except to the extent that such Seller Indemnified Party is found, by a final, non-appealable order of a court of competent jurisdiction or by the arbitrator in accordance with Section 12.10 below, to have acted, or omitted to take action, which act or omission is determined to have constituted actual fraud or a breach of fiduciary duty owed to the Naporano Entities, or any of them.

         12.4 Claims. The provisions of this section shall be subject to Section
12.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the party claiming indemnification from the other party (the "Indemnified Person") shall promptly give notice to the party from whom indemnification is requested (the "Indemnifying Person") (and, if a MTLM Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give prompt notice shall not relieve the Indemnifying Person of its obligations under this Article XII, except to the extent (if any) that the Indemnifying Person shall actually and materially have been prejudiced thereby or except if such notice shall be first given after the expiration of the applicable survival period provided herein. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person (and, if a MTLM Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent) the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified Person may be entitled pursuant to Article VI, Section 12.2 or 12.3), and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation, but objects on the basis that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person (and, if a MTLM Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         12.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the Indemnified Person is a MTLM Indemnified Party and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give prompt notice shall not relieve the Indemnifying Person of its obligations under this Article XII, except to the extent (if any) that the Indemnifying Person shall have been actually and materially prejudiced thereby or except if such notice shall be first given after the expiration of the applicable survival period provided herein. The Indemnifying Person may, at its own expense: (a) participate in the defense of any claim, suit, action or proceeding; and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 12.2 or
12.3 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that: (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person; and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         12.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided that no obligation, restriction or Loss not paid or satisfied entirely by the Indemnifying Party shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person shall give the Indemnifying Person at least thirty (30) calendar days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         12.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         12.8 Minimum Indemnification Threshold and Limits. An Indemnified Person shall be entitled to indemnification from an Indemnifying Person under Sections 12.2(a) and 6.11(b) only to the extent that the aggregate amount of all Losses (except Losses relating to Taxes) exceeds $1,000,000 (the "Minimum Indemnification Threshold"). In no event shall Sellers' cumulative liability to indemnify for Losses under Sections 12.2(a) and 6.11(b) (other than Losses relating to breaches of Section 4.2 and the second sentence of Section 4.4) exceed $8,000,000. The indemnifications provided in this Agreement shall be the sole and exclusive remedy of the parties hereto; provided, however, that in no event shall this sentence limit any party's remedies for specific performance, injunctive relief or any other equitable remedies otherwise available to such party. In no event shall any MTLM Indemnified Party be entitled to recover for any Losses under Section 12.2(a) to the extent that such Losses have been reflected in Closing Date Balance Sheet.

         12.9 Net Losses. Any indemnification pursuant to this Article XII shall be net of: (i) any actual federal or state income Tax benefit, specifically arising from the facts and circumstances giving rise to the Loss, realizable by the Indemnified Person (or any of its Affiliates) by a reduction in Taxes payable, or by the receipt of a refund of Taxes, by the Indemnified Person (or such Affiliate) so that the Indemnified Person, on an after-tax basis, shall be placed in the same position as though the facts and circumstances giving rise to the Loss had never occurred or existed; and (ii) any net insurance proceeds received by the Indemnified Person (or its Affiliates) with respect to the Loss. Each Indemnified Person shall use commercially reasonable efforts to pursue insurance claims with respect to indemnified Losses; provided, however, that in no event shall such Indemnified Party be required to obtain additional insurance coverage other than the title insurance described in Section 9.9. The Indemnified Person shall treat the Loss in a good faith manner that causes any federal or state income Tax benefit to apply in the earliest year reasonably permissible. An Indemnifying Person shall not be obligated to pay any indemnification to the extent that such indemnification may be covered by insurance until it is finally determined that such amount is not covered by insurance. In no event shall a Seller be liable for any breach of Section 4.11 with respect to any Owned Real Property except to the extent that the Losses incurred by the MTLM Indemnified Party exceed the face amount of the applicable title insurance policies. In the event that an Indemnified Party's recoveries with respect to any Loss from insurance proceeds and indemnification hereunder exceed the amount of any Loss (net of any actual federal or state income Tax benefits described in the first sentence hereof), such Indemnified Party shall promptly reimburse the amount of such excess to the Indemnifying Party.

         12.10 Arbitration. In the event of any dispute between the parties with respect to any matters set forth in Articles III, VI and XII, either MTLM, on the one hand, or the Sellers, on the other hand, may demand that the dispute be submitted to binding arbitration. The demand for arbitration shall be in writing, shall be served on the other party in the manner prescribed in Section
13.9 for giving notices, and shall set forth the matter or matters to be arbitrated and the name of the arbitrator chosen by the party making such demand. Within 15 days after receipt of such demand, the other party to the dispute shall appoint an arbitrator and given written notice of such appointment to the other party and shall specify the name and address of such arbitrator. If such party shall fail to appoint an arbitrator and notify the other party as herein provided within such fifteen day period, the party making the demand shall have the right to apply to the Chief Judge of the United States District Court located in the Borough of Manhattan, City and State of New York, for an appointment of an arbitrator. The two arbitrators appointed or selected as set forth above shall promptly appoint a third arbitrator as soon as practicable, or if they do not do so within thirty days after notice is given to the parties of the appointment of the second arbitrator, either party may apply to the Chief Judge of the United States District Court located in the Borough of Manhattan, City and State of New York for an appointment of a third arbitrator. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect, except to the extent such rules are in conflict with the provisions of this
Section 12.10; provided, however, if such Association is not then functioning or such rules are not then in effect, arbitration shall be conducted in accordance with the requirements of the Uniform Arbitration Act. All such arbitration proceedings shall take place in New York, New York. The arbitrators shall meet as soon as practicable after the third arbitrator is appointed. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. If the dispute relates to the retention or delivery of Escrow Items the arbitrators' decision shall specifically state the amount due. Escrow Shares shall be valued at the Signing Date Stock Price for purposes of this Section 12.10. MTLM, on the one hand, and the Sellers, on the other hand, shall each be responsible for one half of all fees and costs of the arbitrators.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.1 HSR Act Compliance. The parties to this Agreement shall, as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United State Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the parties to this Agreement shall cooperate fully with the other parties and furnish to the other parties such necessary information and reasonable assistance as the other parties may request in connection with the preparation of any filing or submission which is necessary under the HSR

Act. Each of the parties to this Agreement shall keep each other party apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC and DOJ, and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the parties to this Agreement shall use commercially reasonable efforts to obtain any clearance required under the HSR Act for the transactions contemplated herein.

         13.2 Amendment and Modification. This Agreement may be amended, modified and supplemented only by mutual written agreement of the parties. Any such amendment may be made at any time before or after adoption of this Agreement by MTLM and Sellers, but after any such adoption, no amendment shall be made which would not be permitted.

         13.3 Knowledge. When used in this Agreement, the phrase "to the knowledge of the Sellers" and similar words and phrases shall mean the actual, direct and personal knowledge of the Sellers and the officers and directors of the Companies including John J. Naporano and Ronald F. Weiszman.

         13.4 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to remove any legal impediment to the consummation or effectiveness of such transactions and to obtain any consents and approvals required under this Agreement. At any time after the Closing Date, Sellers on the one hand, and MTLM, on the other hand, shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by MTLM or the Sellers, as the case may be, and necessary for it or them to satisfy its or their respective obligations hereunder or obtain the benefits contemplated hereby.

         13.5 Third Party Claims. From and after the Closing, the parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date; provided, however, that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses (other than attorneys' fees and disbursements) of furnishing such cooperation.

         13.6 Waiver of Compliance. Any failure of MTLM or the Sellers to comply with any obligation, covenant, agreement or condition herein may be expressly waived, in writing, and in no other manner. Such waiver or a failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.7 Expenses. Except as provided in this section or elsewhere in this Agreement, each party will bear its own expenses and costs of the transactions contemplated hereby, including, but not limited to, the fees of attorneys, financial advisors, and other professionals. The Sellers shall, or shall cause the Companies to, pay all costs related to any governmental filings made by the

Sellers or the Companies in connection with the transactions contemplated hereby. Any transfer taxes (other than federal, state, or local income Taxes resulting from the purchase and sale of the Shares) shall be paid equally by MTLM on the one hand, and the Sellers on the other hand. MTLM shall pay all costs related to any governmental or regulatory filings made by it including filings under the HSR Act, the SEC and Nasdaq.

         13.8 Interest. Except as otherwise specifically provided herein, all sums payable pursuant to this Agreement that are not paid when due shall bear interest at the rate of nine percent (9%) per annum, which interest shall accrue from the date such sums are due until paid.

         13.9 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given: (a) when received if given in person; (b) on the date of confirmed transmission if sent by telex, facsimile or other wire transmission; or (c) upon receipt after being deposited in the U.S. mail, certified or registered mail, postage prepaid, at or to the following addresses:

                  If to the Sellers:

                           Mr. Joseph F. Naporano
                           Mr. Andrew J. Naporano, Jr.
                           c/o JANX Partners L.P.
                           One Gateway Center
                           7-45 Raymond Boulevard
                           9th Floor
                           Newark, New Jersey 07102
                           Facsimile No.: (973) 242-0345

                  with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036-8299
                           Attention:  Michael E. Feldman, Esq.
                           Facsimile:  (212) 969-2900

                  If to MTLM:

                           Metal Management, Inc.
                           500 North Dearborn Street
                           Suite 400
                           Chicago, Illinois 60610
                           Attention:   Chief Executive Officer
                                        and General Counsel
                           Facsimile:   (312) 645-0714




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




                  with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention:   Paul W. Theiss, Esq.
                           Facsimile:   (312) 701-7711

or, in each case, to such other address as any party shall designate in writing, delivered to the other parties in the manner provided in this Section 13.9.

         13.10 Public Statements. Prior to the Closing Date, except as required by law, no public announcement or other publicity regarding the transactions referred to herein shall be made by MTLM or the Sellers or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the express prior agreement of MTLM and Sellers as to content, form, timing and manner of distribution or publication.

         13.11 Confidentiality. The terms of the letter agreement dated February 18, 1998 between MTLM and McDonald as agent for the Companies, remain in full force and effect.

         13.12 Section 338 Elections.

                  (a) The Sellers and MTLM shall jointly make the elections provided for by Sections 338(g) and 338(h)(10) of the Code and Treasury Regulation Section 1.338(h)(10)-1 (and any comparable election under state or local tax Law) with respect to the purchase of the Shares by MTLM (each, an "Election"). At the Closing, the Sellers shall deliver Forms 8023-A to MTLM, with Sections 2a through 6h completed and signed by each Seller. Also, Sellers and MTLM shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax Law) or any successor provisions. The Sellers and MTLM shall report the purchase by MTLM of the Shares pursuant to this Agreement consistent with the Elections (and any comparable elections under state or local tax laws) and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

                  (b) In connection with the Elections, not later than the Closing, the Sellers and MTLM shall act together in good faith to (i) determine and agree upon the "Modified Aggregate Deemed Sale Price" of each of the Companies' assets (within the meaning of, and in accordance with, Treasury Regulation Section 1.338(h)(10)-1(f)) and (ii) determine and agree upon the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sale Price" among the assets of each of Naporano and Nimco (in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder). The Sellers and MTLM shall (i) be bound by such determinations and such Allocations for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determinations and such Allocations and (iii) take no position inconsistent with such determinations and Allocations on any applicable Tax Return, in any proceeding before any Taxing authority or otherwise. In the event that any such Allocation is disputed by any Taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Any liability for Taxes arising from the Elections shall be borne by the Sellers.

         13.13 Preparation and Filing of Tax Returns. The Sellers shall cause Companies' Accountant to prepare the federal and state S corporation income Tax Returns required to be filed by the Companies for the taxable years beginning on or after January 1, 1997 and ending on the day before the Closing Date (individually, an "S Corporation Return" and collectively, the "S Corporation Returns"). Each S Corporation Return shall be prepared using accounting methods and other practices that are consistent with those used by the Companies in their prior returns and items to be taken into account in the S Corporation Returns for the period ending on the date before the Closing Date shall be determined under the "closing-the-books" method as described in Section 1362(e)(3) of the Code, and the regulations thereunder, and the parties agree to make an election, if necessary, under Section 1362(e)(3) of the Code. To the extent that the S Corporation Return for 1998 or for any pre-Closing period needs to be amended post-Closing, the Sellers shall cause Companies' Accountant to prepare such amendments. All fees and expenses of Companies' Accountant in preparing the S Corporation Returns and amendments shall be paid by the Sellers. MTLM agrees to make available to Companies' Accountant all books and records of the Companies needed for the preparation of the S Corporation Returns, to the extent delivered to MTLM at Closing. If MTLM receives a Tax refund attributable to a taxable period ending on or prior to the Closing Date relating to an S Corporation Return, MTLM shall remit such Tax refund to the Sellers.

         13.14 Financial Statements. If the Closing does not occur by October 31, 1998 solely because Price Waterhouse LLP does not complete the audit of the financial statements of the Companies by October 31, 1998 and issue its audit report in the manner and form described in Section 9.6, the Closing shall be delayed until such time as such audit is completed and audit report issued in the manner and form described in Section 9.6 provided that Price Waterhouse LLP reasonably believes that such audit can be completed and such audit report can be issued. In no event shall the Closing be delayed beyond December 31, 1998. The parties hereto shall, and the Sellers shall, cause the Companies to, use their best efforts to facilitate Price Waterhouse LLP's completion of such audit and its issuance of such audit report in the manner and form described in
Section 9.6. MTLM shall use its best efforts to cause Price Waterhouse LLP to keep the Sellers reasonably informed about the status and timing of the audit. MTLM shall be solely responsible for the fees and expenses of Price Waterhouse LLP in connection with such audit.

         13.15 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without prior written consent of the other parties; provided however, that MTLM




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may assign any or all of its rights hereunder without such consent to any
Affiliate of MTLM so long as MTLM shall remain directly and primarily responsible for all obligations of it and the Affiliate and shall continue to be bound in all respects by the provisions hereof.

         13.16 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         13.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.18 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         13.19 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

         13.20 No Third Party Beneficiaries. Except as expressly indicated to the contrary in this Agreement, this Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, cause of action or other right in excess of those existing without reference to this Agreement.

         13.21 Filings and Applications. Each party to this Agreement shall cooperate fully with the other parties to the Agreement in furnishing any necessary information required in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by federal, state and local governmental or regulatory agencies (other than the HSR Act compliance discussed in Section 13.1) NASDAQ or stock exchanges in any jurisdiction in connection with the transactions contemplated hereby.

         13.22 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise principles of conflicts of law thereof.

         13.23 Stock Legend. Each of the certificates of MTLM Common Stock issued to the Sellers pursuant to the transactions hereunder, shall bear the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         13.24 Jurisdiction of Disputes; Waiver of Jury Trial. Except as otherwise provided in Sections 2.4 and 12.10, in the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement, or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby agree: (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the Borough of Manhattan, City and State of New York, whether a state or federal court; (b) that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 13.24 shall be deemed to prevent any party from seeking to remove any action to a federal court in the Borough of Manhattan, City and State of New York; (c) to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) to service of process in any legal proceeding by mailing copies thereof to such party at its address set forth in Section 13.9 for communications to such party; (e) that any service made as provided herein shall be effective and binding service in every respect; and (f) that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.


                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                METAL MANAGEMENT, INC.

                                By:  /s/ T. Benjamin Jennings
                                   ---------------------------------------------
                                         T. Benjamin Jennings
                                         Chairman and Chief Development Officer

                                JOSEPH F. NAPORANO


                                By:  /s/ Joseph F. Naporano
                                   ---------------------------------------------
                                         Joseph F. Naporano


                                ANDREW J. NAPORANO, JR.


                                By:  /s/ Andrew J. Naporano, Jr.
                                   ---------------------------------------------
                                         Andrew J. Naporano, Jr.